UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒	Filed by a Party Other Than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
Owens Corning
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT
Thursday, April 18, 2024
9:00 a.m. Eastern Time
Virtual Meeting
webcast at www.virtualshareholdermeeting.com/OC2024

This proxy statement, the accompanying proxy card and our 2023 Annual Report will be made available on or about March 7, 2024 to stockholders of record as of February 20, 2024.

A LETTER TO OUR STOCKHOLDERS

BRIAN CHAMBERS
Chair and Chief Executive Officer

Dear Fellow Stockholders:

2023 was another year of outstanding results for Owens Corning. We continued to outperform the markets we serve while advancing our enterprise strategy and positioning the company for sustained long-term growth. Our success was driven by the very best talent in the industry: our 18,000 employees across the globe, who continued to execute at a high level in a variety of market conditions.

An Outstanding Year

2023 proved to be another successful year of executing on our enterprise strategy, first set out in 2021.

Through our disciplined commercial and operational execution, we mitigated slowing demand in some segments amid higher interest rates and ongoing macro headwinds to deliver on our financial targets. As a result, we delivered revenue of $9.7 billion and earnings of $1.2 billion. We expanded our operating margins, demonstrating the value of our products and improvements in our operating efficiencies.

We maintained our focus on working capital and our commitment to shareholder returns, generating significant free cash flow and returning 68% to investors through dividends and share repurchases. We continued our streak of increasing our quarterly cash dividend with a 15% increase announced in December, reflecting our confidence in strengthening the earnings power of the company and commitment to driving long-term shareholder value.

STRONG FINANCIAL RESULTS IN 2023

We continue to strengthen our earnings power. Through focused strategic execution, our teams have demonstrated consistent performance across a variety of market conditions.

$9.7b Net sales	**$1.7b** Operating cash flow
$1.2b Net earnings	**$812mm** Returned to stockholders via dividends and share repurchases

The execution of our strategy has led to **higher operating margins and cash flows**, **increased innovation**, **stronger customer partnerships** and a more focused company. Through our strategic choices and strong execution of key operating initiatives, we continue to position Owens Corning for long-term success.

AN ENTERPRISE GROWTH STRATEGY FOCUSED ON THREE STRATEGIC PRIORITIES:

- Strengthening our position in **core products** and markets
- Expanding into **new product adjacencies** that leverage our unique **material science, market,** and **manufacturing expertise**
- Developing more **multimaterial** and **prefabricated** construction solutions

Making Transformative Moves

As part of this positioning, we announced two transformative moves in early 2024 to significantly reshape the company and sharpen our focus.

First is the acquisition of Masonite, a leading global provider of interior and exterior doors and door systems. **The addition of Masonite expands our offering of residential building products** in a category that complements our current interior and exterior portfolio, **creates a scalable new growth platform** for our company, and **enhances our financial profile** by growing revenue, earnings, and cash flow.

We also announced a review of strategic alternatives for our global glass reinforcements business, which serves markets and customers outside of building and construction materials. Our Board and management team regularly review strategic opportunities with a goal to maximize shareholder value, and believe it is the right time to explore options for this business.

These moves represent significant steps forward in strengthening our position in building and construction materials and expanding our portfolio of branded residential products.

> "Driven by a talented team committed to our purpose of making the world a better place, **we are poised for growth and excited about our future opportunities**."
>
> **BRIAN CHAMBERS**
> Chair and Chief Executive Officer

Following our strong results in 2021 and 2022, our performance in 2023 once again demonstrated that our agility, consistent execution, and commitment to our customers can drive outstanding performance through a variety of market conditions. We believe the actions we are taking to further **strengthen our market positions,** create **new growth opportunities**, and reshape Owens Corning to **a more focused building products company,** will **accelerate our financial performance** in 2024 and beyond.

A Focused Company for the Future

In 2024, we will continue to deliver for our customers and stockholders while making investments to further strengthen our market-leading positions with a sharpened focus on building and construction materials.

This includes looking at additional opportunities to grow focused on markets and product lines where we can excel through our customer and channel knowledge, material science and innovation capabilities, and manufacturing and process expertise.

As we evaluate opportunities, we will maintain our investment grade balance sheet and disciplined approach to capital allocation making investments in organic growth, productivity and acquisitions while returning approximately 50% of free cash flow to stockholders over time.

We will also maintain our **focus on innovation and sustainability**, two factors that differentiate us and help make us the manufacturer of choice for contractors, distributors, and homeowners. And, underpinning all that we do, will be our unconditional commitment to safety.

We are proud of the results we achieved in 2023, and the choices we have made to position our company for continued growth and success. Driven by a talented team committed to our purpose of making the world a better place, we are poised for growth and excited about our future opportunities.

Sincerely,

Brian D. Chambers
Chair and Chief Executive Officer
March 7, 2024

Please join us for our virtual Annual Meeting of Stockholders
Date: April 18, 2024
Time: 9:00 a.m. Eastern Time
Webcast access: www.virtualshareholdermeeting.com/OC2024

HOW TO VOTE
Stockholders have a choice of voting on the internet, by telephone, or by mail using a traditional proxy card or voting instruction card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote on the internet or by telephone, you do not need to return your proxy card.
VIRTUAL ANNUAL MEETING AND ADMISSION
We have decided to hold the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) virtually again this year because hosting a virtual Annual Meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, provides for cost savings to Owens Corning and our stockholders, and reduces the environmental impact of our Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) on behalf of Owens Corning, of proxies to be voted at the Annual Meeting and at any adjournment or postponement thereof. On or about March 7, 2024, these proxy materials are being distributed to stockholders. Only stockholders who are eligible to vote at the Annual Meeting will be admitted. Stockholders holding shares at the close of business on the record date of February 20, 2024 may attend the Annual Meeting. You will be able to attend the Annual Meeting, vote, and submit your questions in advance of the meeting by visiting www.virtualshareholdermeeting.com/OC2024. To participate in the Annual Meeting, you must have your sixteen-digit control number that is shown on your proxy card or your voting instruction form.
HELP US REDUCE PRINTING AND MAILING COSTS
If you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents. Please see the response to the question “What is ‘householding’ and how does it affect me?” in the Questions and Answers About the Annual Meeting and Voting section for more information on this stockholder program that eliminates duplicate mailings.

OWENS CORNING
One Owens Corning Parkway
Toledo, Ohio 43659
Notice of Annual Meeting of Stockholders

TIME AND DATE:	9:00 a.m. Eastern Time on Thursday, April 18, 2024

PLACE:	Virtual Annual Meeting webcast at www.virtualshareholdermeeting.com/OC2024

PURPOSE:
1.To elect the ten director nominees listed in the accompanying Proxy Statement.
2.To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.
3.To approve, on an advisory basis, our named executive officer compensation.
4.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

RECORD DATE:	You can vote if you were a stockholder of record at the close of business on February 20, 2024.

ANNUAL REPORT:	Our Annual Report for the Fiscal Year Ended December 31, 2023 (“2023 Annual Report”) is enclosed with these materials as a separate booklet.

PROXY VOTING:
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares on the internet, by telephone, or by completing and returning your proxy or voting instruction card. See details under the heading “How do I vote?” in the Questions and Answers About the Annual Meeting and Voting section.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 18, 2024: The Notice of Annual Meeting and Proxy Statement and 2023 Annual Report are available at https://materials.proxyvote.com/690742 and https://investor.owenscorning.com/proxy.

By order of the Board of Directors,

Gina A. Beredo
Corporate Secretary
Toledo, Ohio
March 7, 2024

COMPANY OVERVIEW

~18,000 Employees
Owens Corning (the “Company,” “we,” “us,” or “our”), a Delaware corporation, is a global building and construction materials leader committed to building a sustainable future through material innovation. The Company is comprised of three integrated businesses – Roofing, Insulation, and Composites – that provide durable, sustainable, energy-efficient solutions that leverage its unique material science, manufacturing, and market knowledge to help our customers win and grow. The Company also benefits from its high-performing teams, global footprint and scale, and safety and sustainability expertise across the enterprise.
The Company manufactures and delivers a broad range of high-quality roofing, insulation, and fiberglass composite materials. Our roofing products and systems protect homes and commercial buildings, while enhancing curb appeal of people’s homes. Our insulation products conserve energy and improve acoustics, fire resistance, and air quality in the spaces where people live, work, and play. Our fiberglass composites enhance the performance of building and construction, renewable energy, and infrastructure material solutions. In short, the Company provides innovative products and solutions that deliver a material difference to its customers and, ultimately, make the world a better place.
The Company focuses on delivering consistently strong financial results and sustainable stockholder value. The business is global in scope and human in scale with approximately 18,000 employees in 30 countries generating value for our customers and making a difference in the communities where they work and live. Based in Toledo, Ohio, USA, the Company posted 2023 net sales of $9.7 billion.

30 Countries

3 Segments

$9.7b Net Sales
MAINTAINING SAFETY PERFORMANCE AND EMPLOYEE WELL-BEING
At Owens Corning, the safety and health of employees, at work and in their personal lives, is a top priority. Working safely is an unconditional, organization-wide expectation at the Company, which directly benefits its employees’ lives, improves its manufacturing processes, and reduces its costs. The Company maintains safety programs and procedures, focused on identifying hazards and reducing risks with the goal of eliminating injuries. And, with its comprehensive Healthy Living platform, the Company provides a multifaceted well-being program designed to drive sustainable, long-term change, improve the health and lives of employees, and strengthen the culture and work experience.
The Company’s employees demonstrate tremendous resilience, ingenuity, and execution in responding to challenges, including changes in the macroeconomic environment. The Company maintains protocols to promote a safe work environment in its offices, labs, and manufacturing plants, and embraces an unconditional commitment to improve upon its world-class safety performance.

DOING BUSINESS IN A SUSTAINABLE WAY
As a worldwide leader in its industry, the Company has the desire to be at the forefront of corporate sustainability efforts. Its ambition is to be a net-positive company, that is, one whose positive impacts of its people and products, is greater than the negative impact of manufacturing its products. The Company works to continually improve its operations. Its climate-related sustainability efforts have led the Company to develop a range of strategies and tactics that have had a significant impact on the way it conducts its business. The Company strives to reduce the greenhouse gas emissions released throughout the entire lifecycle of its products by making its manufacturing processes more energy-efficient, sourcing more renewable electricity, improving its supply chain logistics, increasing recycled content, and developing end-of-life recycling solutions. Together, this work reduces the environmental impact of its operations and lowers the embodied carbon in its products – an attribute of growing importance to its customers.
The Company began its sustainability journey nearly two decades ago and reporting each year on its progress is an important part of its ongoing commitment to transparency and impact. Informed by insights from key stakeholders, the Company’s reporting has evolved over time and is currently prepared in accordance with the Global Reporting Initiative Standards, a comprehensive corporate reporting framework for disclosing sustainability information and performance. Additional disclosures address significant issues related to the CDP (formally known as the Carbon Disclosure Project), Dow Jones Sustainability Index, United Nations Sustainable Development Goals, United Nations Communication on Progress, Sustainability Accounting Standards Board, Task Force on Climate-related Financial Disclosures, and other stakeholder requests. This approach enables the Company to provide an integrated, comprehensive view of its sustainability and social responsibility commitments, progress, and impact.
More information about sustainability at the Company, including details on the complete set of 2030 Sustainability Goals, can be found at https://www.owenscorning.com/corporate/sustainability.1
1     The information on our website, including our Sustainability Report, is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.

BUILDING A STRONGER COMPANY GUIDED BY A NEW GROWTH STRATEGY
In 2021, the Company launched a growth strategy, which is rooted in its mission of building a sustainable future through material innovation, and significantly expands its current addressable markets by capitalizing on key secular trends to create new opportunities and is expected to generate stronger, more consistent financial results and position the Company for the future. This is expected to be accomplished by:
•Strengthening the Company’s position in core products and markets;
•Expanding into new product adjacencies that leverage its materials science, market, and manufacturing expertise; and
•Developing more multimaterial and prefabricated construction solutions.
Through this strategy and a disciplined financial approach, the Company strives to strengthen its financial performance and improve total stockholder return, including revenue and profit growth, free cash flow generation and conversion, and greater resilience of its performance through the cycle. The Company’s long-term capital allocation strategy also focuses on increasing stockholder return by ensuring a strong, investment-grade balance sheet; maintaining safe, sustainable, and productive operations; investing in targeted growth opportunities; and returning capital to stockholders through dividends and share repurchases.
DEVELOPING HIGH-PERFORMING TEAMS TO EXECUTE ON COMPANY COMMITMENTS
None of this would be possible without high-performing teams that are diverse, engaged, talented, and aligned with the Company’s goals and strategy.
EMPLOYEE PERFORMANCE AND RELATED OBJECTIVES
The Company focuses on employee performance, development, succession planning, and turnover. Management strives to have clear objectives, effective performance management, and a structure that includes regular talent reviews, succession planning, development, and compensation analysis.
INCLUSION AND DIVERSITY
The Company believes its success is driven by an inclusive and diverse workforce, adding value to the business through an environment that leads to high engagement and promotes innovative thinking in the workplace. The Company operates programs that foster gender and ethnic diversity, and other forms of diversity, as well as equity within its workforce, including supporting ten employee-led affinity groups, so its employees feel valued and appreciated for the distinct voices they bring to the team.
We are proud that the Company’s employees contribute many service hours to boards, special causes, and nonprofit organizations in the communities where they live and work. These programs enable the Company’s employees to connect with the community, further enhance its reputation locally and globally, and instill pride in the workforce. In 2023, the Company and the Owens Corning Foundation donated $7.6 million of cash and products to support healthy communities, safe housing, education, workforce development, and social and racial equity.

PROPOSAL 1
ELECTION OF DIRECTORS
INFORMATION CONCERNING DIRECTORS
Currently, the Board of Directors (the “Board”) of the Company consists of ten directors whose terms expire at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Our Board has nominated the current ten directors for re-election at the Annual Meeting.
BOARD STRUCTURE
•The Board is fully declassified and all directors stand for re-election annually.
•The Company’s Fourth Amended and Restated Bylaws (“Bylaws”) provide for majority voting in uncontested director elections, with a resignation requirement for directors not elected by a majority vote. Directors will be elected by a majority of votes cast at the Annual Meeting. Each person elected at the Annual Meeting will serve until the 2025 Annual Meeting of Stockholders and until his/her successor is duly elected and qualified.
Your proxy will vote for, against, or abstain for any director. If you properly execute and date your proxy card but do not indicate how you want your proxy voted, it will be voted for each of the ten nominees unless you specifically vote against any of the nominees or abstain from voting with respect to a director’s election. Pursuant to our Bylaws, majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. “Votes cast” shall include votes against a director and shall exclude abstentions and broker non-votes with respect to a director’s election. If any nominee is unable to serve, the named proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve if elected.
DIRECTOR QUALIFICATIONS, SKILLS, AND EXPERIENCE
Pursuant to the Corporate Governance Guidelines adopted by our Board, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time and effort to Board responsibilities. The Board believes that each of the current directors and nominees for director exhibit these characteristics.
As mentioned above, diversity is considered in the selection of director nominees. In this context, “diversity” includes gender, race, ethnicity, nationality, national origin, or other elements of one’s identity. In addition, the Governance and Nominating Committee is committed to including, in each third-party search for independent director candidates, qualified candidates who reflect diverse backgrounds, including diversity of gender and race. We are proud of our record on diversity, including at the Board level, and are likewise proud of our commitment to personal privacy. As a result, while we inquire of our directors and nominees about certain attributes relating to diversity, each individual may choose to respond or not to such inquires. Therefore, our diversity statistics may not represent all elements of diversity included on our Board.

60% Total Diversity Through self-identification in director questionnaires.

8yrs	Average Tenure of Independent Directors	90%	Independent Directors

Our director nominees have experience in various roles, and they include current and former Chief Executive Officers, Chief Financial Officers, consultants, investment professionals, and other executives. Many possess experience as directors, having served on the boards and board committees of public or private companies. The director nominees have experience in a variety of industries, including manufacturing, financial, information technology, professional services, cybersecurity, and others. Furthermore, the nominees collectively possess a broad array of skills that the Board has deemed relevant to the Company’s strategy.
Set forth in the following Board of Directors Skills Matrix and with each director’s biographical information is a description of the key qualifications, experience, skills, and expertise that led the Board to the conclusion that such individuals should serve as the Company’s directors.

BOARD OF DIRECTORS SKILLS MATRIX
The categories included in the Skills Matrix are tied to the Company’s strategy, and the goal is that the directors collectively possess qualities that facilitate their effective oversight of the Company’s strategic plans. While the Skills Matrix is useful for determining the collective skills of the Board as a whole, it is not a comparative measure of the value of directors; a director with more focused experience could nonetheless contribute broadly and effectively.
The Skills Matrix identifies the principal skills that the Governance and Nominating Committee considered for each director when evaluating the director’s experience and qualifications to serve as a director. Each “●” mark indicates an experiential strength that was self-selected by each director.

Public Company Management	●	●	●	●	●	●				●
Financial	●	●	●	●	●	●		●		●
Manufacturing / Operations	●	●	●	●	●	●				●
Global Business	●	●	●	●	●	●	●		●	●
Marketing / Sales	●	●	●	●	●	●				●
Strategy / Corporate Development	●	●	●	●	●	●	●	●	●	●
Technology / Innovation	●	●	●	●	●	●	●	●	●	●
Public Policy / Regulatory	●		●	●	●	●		●		●
Sustainability Management	●	●	●	●	●	●	●		●	●
*Current or previous experience as a Chief Executive Officer (“CEO”).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH DIRECTOR NOMINEE NAMED IN PROPOSAL 1.
Nominees for Election as Directors for a Term Expiring at the 2025 Annual Meeting of Stockholders

BRIAN D. CHAMBERS Board Chair & Director Age: 57 Director since: 2019 Committee Membership(s): •Executive (Chair) Other Public Boards: •Lincoln Electric Holdings, Inc.(Nasdaq: LECO)
Career Highlights
Mr. Chambers is Board Chair, President, and Chief Executive Officer of the Company. He was appointed Chief Executive Officer in 2019 and elected Board Chair in 2020. He previously served in several senior leadership roles at the Company, including President and Chief Operating Officer from 2018 to 2019, President of the Roofing business from 2014 to 2018, Vice President and General Manager of Roofing from 2013 to 2014, and Vice President and General Manager of the Composites business from 2011 to 2013. In total, Mr. Chambers has over 20 years of global business and leadership experience with the Company. He also previously held several commercial and operational roles at Saint Gobain, Honeywell, and BOC Gases.
Since February 2022, Mr. Chambers has served on the Board of Directors of Lincoln Electric Holdings, Inc., a world leader of engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and is a member of its Audit and Finance Committees. Mr. Chambers is a member of the Business Roundtable and is on the executive committees of the Ohio Business Roundtable and the Policy Advisory Board of the Joint Center for Housing Studies of Harvard University.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Mr. Chambers brings to the Board a thorough understanding and extensive knowledge of the Company’s people, products, and markets worldwide gained through his key leadership positions in the Company. In these roles, especially as the current Chief Executive Officer and Board Chair of the Company, he plays an integral role in developing the Company’s strategies, which has helped to provide the foundation for the current direction of the Company. Mr. Chambers possesses a significant understanding of, and experience with, complex operations as well as company-specific customer expertise that drive the Company toward achievement of its expansion and growth goals. This industry-specific experience and breadth of knowledge enable him to provide the Board with a unique, invaluable perspective. In addition, Mr. Chambers’ extraordinary leadership qualities as well as the ability to identify and develop those qualities in others facilitate the Company’s strategic growth execution.
Mr. Chambers’ deep connection to understanding the operations and products of the Company empower him to foster material innovation on the Company’s mission to building a sustainable future. We believe that Mr. Chambers’ experience and focus on sustainability has led the Company to increase its percent of revenue that comes from its portfolio of products that save energy or reduce emissions. He is dedicated to science-based targets that align with the Company’s aspiration to be a net-positive company. Mr. Chambers’ vast knowledge of material products also allow him to understand and successfully execute key strategies to expand the Company’s products’ handprint and positive impacts worldwide. His experience serving on a publicly traded company board provides him with additional global business perspective and further deepens his leadership and strategy skills.

EDUARDO E. CORDEIRO Director Age: 56 Director since: 2019 Committee Membership(s): •Compensation •Finance (Chair) •Executive Other Public Boards: •FMC Corporation (NYSE: FMC)
Career Highlights
Mr. Cordeiro served as Executive Vice President, Chief Financial Officer at Cabot Corporation, a global specialty chemicals and performance materials company, from 2009 to 2018 and as President of the Americas region from 2014 to 2018. During his 20-year tenure at Cabot, he held several corporate, business, and executive management positions, including Vice President of Corporate Strategy and General Manager of its Fumed Metal Oxides and Supermetals businesses. Prior to his career at Cabot, Mr. Cordeiro was a consultant with The Boston Consulting Group and a founding partner of The Economics Resource Group. He has also served on the Board of Directors of FMC Corporation, a public multinational company serving agricultural, industrial, and consumer markets, since 2011 and chaired its Audit Committee since 2014.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Through Mr. Cordeiro’s broad range of corporate, business, and executive management roles at Cabot and The Boston Consulting Group, he gained significant corporate strategic operations expertise that allows him to provide the Board with a meaningful perspective on the Company’s operations and strategy. His experience in a complex global industrial business focused on chemicals and specialty materials complements the Company’s strategy to expand into new product adjacencies. During his multiple finance roles at Cabot throughout his twenty-year career, including, most recently, the Chief Financial Officer position, Mr. Cordeiro gained extensive financial expertise and significant knowledge of capital markets, and accounting systems and controls that enable him to provide the Board with a meaningful perspective on matters relevant to the Company’s growth strategy and capital deployment. His financial background is especially insightful in his role as Chair of the Finance Committee. Additionally, Mr. Cordeiro’s experience from serving as director and chair of the Audit Committee for FMC Corporation augments the risk management and financial reporting knowledge of the Board.

ADRIENNE D. ELSNER Director Age: 61 Director since: 2018 Committee Membership(s): •Audit •Finance Other Public Boards: •Benson Hill, Inc. (NYSE: BHIL)
Career Highlights
Ms. Elsner currently serves as Chief Executive Officer of Benson Hill, Inc., a food technology company, since October 2023, and on its Board of Directors since 2019. Ms. Elsner served as Interim Chief Executive Officer of Benson Hill from June 2023 to October 2023. Prior to that, she served as President, Chief Executive Officer, and a director of Charlotte’s Web Holdings, Inc., a leader in hemp-derived CBD extract products, from 2019 to 2021. From 2015 to 2018, she served as President, U.S. Snacks, Kellogg Company, a manufacturer and marketer of convenience foods. From 1992 to 2015, Ms. Elsner served in several increasingly senior positions, including Executive Vice President, Chief Marketing Officer with Kraft Foods, Inc., a multinational confectionery, food and beverage conglomerate. Ms. Elsner has also served on the board of the Ad Council.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Ms. Elsner’s experience as the current Chief Executive Officer of Benson Hill and former Chief Executive Officer of Charlotte’s Web provides the Board with diverse perspectives on strategy and growth across a range of industries. Through her broad range of leadership positions at Kellogg Company and Kraft Foods, especially as Chief Marketing Officer, Ms. Elsner gained significant knowledge of global markets and operations, and extensive sales, strategy, and product innovation in domestic and international markets. This breadth of experience enables her to provide the Board with a valuable perspective as the Company focuses on strengthening its position in core markets, building its brand, and strengthening its distribution and home centers relationships. Ms. Elsner’s unique appreciation of customers, shareholders, and employees parallels and propels the Company’s goal to enhance its social impact through commitments to health and safety, inclusion and diversity, and its communities. Ms. Elsner’s broad financial and operating experience as a Chief Executive Officer of public companies and leading sizeable domestic and international business units of large public companies provides valuable insight for the Company as it continues to operate globally in 30 countries. Her leadership roles at Benson Hill, Charlotte’s Web, Kellogg Company, and Kraft Foods enable Ms. Elsner to provide unique and valuable contributions to the Board in the areas of global management and business strategy. Ms. Elsner’s extensive experience overseeing financial processes and understanding of finance led to her designation as an “audit committee financial expert.”

ALFRED E. FESTA Director Age: 64 Director since: 2020 Committee Membership(s): •Compensation •Finance Other Public Boards: •NVR, Inc.(NYSE: NVR)
Career Highlights
Mr. Festa has served as an Operating Advisor at Clayton, Dubilier & Rice, a global private equity firm with a broad portfolio, since 2020. Mr. Festa served as Chairman and Chief Executive Officer of W.R. Grace & Co., a leading global producer of specialty chemicals and materials, from 2008 to 2018, and non-executive Chairman from 2018 to 2019. He joined W.R. Grace as President and Chief Operating Officer in 2003 and assumed the role of Chief Executive Officer in 2005. Previously, he served in senior leadership positions at Morgenthaler Private Equity Partners and AlliedSignal (now Honeywell). He began his career at General Electric, where he spent 12 years in financial management positions. He also serves on the Board of Directors of NVR, Inc., a public homebuilding company, since 2008, and serves on its Audit and Nominating and Corporate Governance Committees.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Mr. Festa developed an in-depth understanding of materials manufacturing, brand marketing, and financial expertise through his many leadership positions at a leading global producer of specialty chemicals and materials. This expertise and his extensive management experience provide the Board with a valuable, independent perspective on the Company’s global manufacturing operations. As a top executive of a public company, Mr. Festa’s global operating experience, particularly related to mergers and acquisitions, strong financial background, and proven leadership capabilities are especially important to the Board’s consideration of product expansion into new product adjacencies that leverage market and manufacturing expertise. Mr. Festa’s public company board experience at a homebuilding company allows him to contribute to the Company’s strategy and provide a voice of the customer. In addition, his experience from serving as a director and member of the Audit Committee and Nominating and Corporate Governance Committee of NVR helps support the Company’s goals of strong Board governance and business ethics.

EDWARD F. LONERGAN Director Age: 64 Director since: 2013 Committee Membership(s): •Compensation (Chair) •Governance and Nominating •Executive Other Public Boards: •None
Career Highlights
Mr. Lonergan has served as Executive Chairman of Zep Inc., an international provider of maintenance and cleaning solutions to the commercial, industrial, institutional, and consumer markets, since 2015. Prior to joining Zep Inc., Mr. Lonergan served as Chief Executive Officer of Chiquita Brands International, Inc. from 2012 until the privatization of the company in 2015. He served as Chief Executive Officer of Diversey, Inc. from 2006 through the sale of the company in 2011. Prior to Diversey, Mr. Lonergan served as President, Europe for Gillette from 2002 through its sale in 2006. Between 1981 and 2002, he held a variety of leadership positions both domestically and internationally at the Procter & Gamble Company, including general management roles in customer business development and in emerging markets. He was Chairman of DRB Systems, Inc. until its sale in 2021 and was a member of the Board of Directors of The Schwan Food Company from 2014 through its sale in 2019. He has served as a Senior Advisor at New Mountain Capital (“NMC”), a private equity company, since 2017, and, in addition to Zep Inc., serves on the Board of Directors of NMC portfolio company Summit Wash Holdings since 2022.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
As the current Executive Chairman of Zep, Inc. and as the former Chief Executive Officer of Chiquita Brands International and Diversey, Mr. Lonergan’s executive experience and management and operation skills provide valuable knowledge to the Board related to the Company’s business operations and associated risks, both domestic and international. The broad executive-level financial and strategic experience with several publicly traded companies provides valuable insight for the Board as to the issues and opportunities facing the Company. As the Company looks to expand into new product adjacencies that leverage market and manufacturing expertise, the Board leverages Mr. Lonergan’s extensive knowledge of global manufacturing and strong strategic and financial management expertise, as well as his keen understanding of both the business to business and consumer products industries.

MARYANN T. MANNEN
Director
Age: 61
Director since: 2014
Committee
Membership(s):
•Audit (Chair)
•Governance and
Nominating
•Executive
Other Public Boards:
•MPLX LP* (a limited partnership formed by Ms. Mannen’s current employer, Marathon Petroleum) (NYSE: MPLX)

Career Highlights
Ms. Mannen currently serves as President of Marathon Petroleum Corporation, a leading, integrated, downstream energy company, since January 2024. From 2021 to January 2024, she was the Executive Vice President and Chief Financial Officer of Marathon Petroleum. From 2017 to January 2021, she was the Executive Vice President and Chief Financial Officer of TechnipFMC (a successor to FMC Technologies, Inc.), a global leader in subsea, onshore/offshore, and surface projects for the energy industry. From 2014 to 2017, she served as Executive Vice President and Chief Financial Officer of FMC. Previously, Ms. Mannen served in several roles of increasing importance at FMC, including Senior Vice President and Chief Financial Officer. Prior to joining FMC in 1986, Ms. Mannen served as Finance Manager for Sheller-Globe Corporation. She currently serves on the Board of Directors of MPLX LP, a diversified, large-capital master limited partnership formed by Marathon Petroleum that owns and operates midstream energy infrastructure and logistics assets, and provides fuels distribution services.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Ms. Mannen’s well-rounded management experience at leading public companies in the energy sector, including her current experience as President of Marathon Petroleum, with oversight of the largest refinery in the U.S., enables her to contribute important insights to the Board regarding international business strategy and management of public companies. As the Company navigates expansion, Ms. Mannen’s extensive executive-level experience in the energy sector benefits the Board by providing significant knowledge and guidance on revenue markets regarding the Company’s three integrated businesses. Additionally, Ms. Mannen’s role as President of Marathon Petroleum, which includes oversight responsibilities for matters related to health, environment, safety and security, provides the Board with additional insights into the Company’s sustainability strategy and initiatives. As the former Chief Financial Officer of Marathon Petroleum and TechnipFMC, she brings extensive financial and risk management experience to the Board, which is important as the Company navigates growth and strengthens its core markets. Ms. Mannen’s financial expertise and strong knowledge of accounting systems and controls enable her to provide the Board and management with strong oversight of the management of the Company’s assets and specifically in her role as Chair of the Audit Committee.
Ms. Mannen’s financial management experience and extensive knowledge of accounting led to her designation as an “audit committee financial expert” and Chair of the Audit Committee.
*Our Board views Ms. Mannen’s service on the board of MPLX LP, which is a wholly-owned subsidiary of Ms. Mannen’s current employer, as an extension of her senior executive role with its parent company and not as a separate outside board because her responsibilities substantially overlap and require minimum extra work to her current responsibilities at Marathon Petroleum. For more information, see the “Director Service on Other Public Boards (Overboarding Policy)” section of this Proxy Statement.

PAUL E. MARTIN Director Age: 66 Director since: 2021 Committee Membership(s): •Audit •Finance Other Public Boards: •Unisys Corporation (NYSE: UIS) •STERIS plc.(NYSE: STE)
Career Highlights
Mr. Martin served as Senior Vice President and Chief Information Officer for Baxter International Inc., a multinational health care company, from 2011 to 2020. Prior to Baxter, Mr. Martin served as Global Chief Information Officer from 2004 to 2011 at Rexam plc, a consumer packaging manufacturing company based in the U.K., where he also held several key senior management positions from 1999 to 2004, including head of information technology for American National Can Group Inc. (acquired by Rexam). Prior to his career at Rexam, Mr. Martin held information technology leadership positions at the CIT Group Inc., BNSF Railway Company, and Frito-Lay, Inc.
Since 2017, Mr. Martin has served on the Board of Directors of Unisys Corporation, a publicly traded global information technology company, and is currently a member of its Audit and Finance Committees as well as the Chair of the Security and Risk Committee. In 2021, Mr. Martin joined the Board of Directors of STERIS plc., a leading provider of infection prevention and other procedural products and services, and is a member of the Audit Committee and Compensation and Organization Development Committee. He also served on the Board of Directors of Ping Identity Holding Corp., a provider of federated identity management and self-hosted identity access management solutions to web identities and single sign-on solutions, from 2021 until its sale in 2022.
Mr. Martin received the 2020 Chicago CIO of the Year Leadership ORBIE Award. In 2017, he was selected to the CIO Hall of Fame by CIO Magazine for IT innovation and business leadership and was recognized in Black Enterprise’s 2017 Most Powerful Executives in Corporate America. In 2014, Mr. Martin was listed among the “100 Diverse Corporate Leaders in STEM” by STEMconnector and has been recognized as a Business Leader of Color by Chicago United.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Mr. Martin has extensive management experience across the information technology and cybersecurity industries, which uniquely positions him to significantly contribute to the Board’s oversight of the Company’s cybersecurity framework, management of information security risks, and its information security training program. Mr. Martin’s vast digital strategy knowledge helps enable the Board to assist the Company in achieving its goals through digital initiatives. He also provides valuable insight to the Audit Committee in its responsibility to oversee and manage cybersecurity risks. In addition, the Board benefits from Mr. Martin’s international business experience, which includes employment in leadership positions for several global businesses, as well as service at a foreign location on an assignment abroad.

W. HOWARD MORRIS Director Age: 63 Director since: 2007 Committee Membership(s): •Audit •Finance Other Public Boards: •Virtus Investment Partners, Inc. (Nasdaq: VRTS)
Career Highlights
Mr. Morris has been President and Chief Investment Officer of The Prairie & Tireman Group, an investment partnership, since 1998. Mr. Morris was formerly Emergency Financial Manager, Inkster, Michigan Public Schools, from 2002 to 2005, and Chief Financial Officer, Detroit, Michigan Public School District, from 1999 to 2000. He is a Certified Public Accountant and Chartered Financial Analyst.
Since 2021, Mr. Morris has been a member of the Board of Directors of Virtus Investment Partners, Inc., a publicly traded firm providing investment management and related services to individuals and institutions through independent managers using distinct investment strategies. Mr. Morris is a member of the Audit Committee of the Board of Directors of Virtus.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Mr. Morris brings to the Board deep knowledge of financial controls, audit, reporting, financial planning, and forecasting. As the Company measures its operating and strategic performance by reference to its financial goals, Mr. Morris’ understanding of finance and financial reporting processes are instrumental. The Board also benefits from his leadership of an investment partnership, as well as his service as a director of Virtus, which enable him to provide a valuable investor perspective to Board matters. Mr. Morris’ vast experience with capital markets further enables the Board to plan for growth through investment.
Mr. Morris’ experience as Chief Investment Officer of an investment partnership, his experience as a Certified Public Accountant, Chartered Financial Analyst, and his knowledge of finance led to his designation as an “audit committee financial expert.”

SUZANNE P.
NIMOCKS
Lead Independent
Director
Age: 65
Director since: 2012
Committee
Membership(s):
•Governance and
Nominating (Chair)
•Executive
Other Public Boards:
•Brookfield Infrastructure Partners (NYSE: BIP)
•Ovintiv, Inc. (NYSE: OVV)

Career Highlights
Ms. Nimocks was formerly a Director (Senior Partner) with McKinsey & Company, a global management consulting firm, from June 1999 to March 2010, and was with the firm in various capacities since 1989, including as leader of the firm’s Global Organization, Risk Management, and Oil and Gas Electric Power and Renewables (wind, solar, and geothermal) practices. Ms. Nimocks served on several of the firm’s worldwide personnel committees and formerly served as the Houston Office Manager.
Ms. Nimocks has a variety of board leadership experience across industries and geographies. Since 2010, she has served on the Board of Directors of Ovintiv, Inc., a leading North American hydrocarbon exploration and production company, where she chairs the Corporate Responsibility and Governance Committee and is a member of the Audit Committee. She also previously chaired its Human Resources and Compensation Committee. Since August 2022, she has served on the Board of Directors of Brookfield Infrastructure Partners, a global infrastructure company that owns and operates high-quality, long-life assets in the utilities, transport, energy, and data infrastructure sectors. She also currently serves on the Global Advisory Board for Advancing Women Executives. Beginning in 2010 and until 2021, Ms. Nimocks served as a director and chaired the Compensation Committee at Valaris plc, an offshore drilling and well drilling company, and chaired the Environment Health and Safety Committee and Compensation Committee at its predecessor, Rowan Drilling Companies. She also served on the Board of Directors of ArcelorMittal, one of the world’s leading steel and mining companies, from 2011 to 2022, where she was a member of its Appointments, Remuneration, Corporate Governance and Sustainability Committee. Ms. Nimocks also formerly chaired the Environmental Committee of the Greater Houston Partnership.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Ms. Nimocks brings a wealth of strategic consulting and corporate development experience to the Board that benefits the Company as it seeks to expand into new product adjacency markets and develop multi-material and prefabricated solutions. She is also skilled in identifying, managing, and mitigating corporate risks and capturing new technological advances applicable to the Company’s strategy of innovation. She gained significant knowledge from specializing in global management consulting and the energy sector. Her experience with renewable energy guides the Board’s commitment to sourcing 100% renewable electricity by 2030 with the goal to fully decarbonize in the future. She is involved in numerous organizations and initiatives in support of environmental and social issues, which directly ties to the Company’s mission of building a sustainable future through material innovation. Ms. Nimocks has also led sustainability and inclusion and diversity projects. She counsels the Board in its oversight of the Company’s sustainability and circular economy initiatives. Her service on other public company boards strengthens the Company’s governance principles and provides a unique perspective to its strategic global initiative and sustainability growth strategies.

JOHN D. WILLIAMS Director Age: 69 Director since: 2011 Committee Membership(s): •Compensation •Governance and Nominating Other Public Boards: •None
Career Highlights
Mr. Williams served as President and Chief Executive Officer of Domtar Corporation, a manufacturer of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products, from 2009 until June 2023. Mr. Williams continues to serve as an advisor regarding strategic growth opportunities for Domtar. He also served as a member of Domtar’s Board of Directors until Domtar’s sale in 2021. From 2000 to 2008, Mr. Williams served in senior executive positions with SCA Packaging Ltd. and SCA Packaging Europe, which is among Europe’s largest producers of containerboard paper used for the manufacturing of corrugated box products. From 2005 to 2008, he served as President of SCA Packaging Europe, and as regional managing director for its U.K. and Ireland operations from 2000 to 2005. Prior to joining SCA Packaging, Mr. Williams held several increasingly senior positions in sales, marketing, management, and operations with Rexam plc Packaging Resources, Inc., Huhtamaki, Alberto Culver (U.K.) Ltd., and MARS Group. Since April 2018, Mr. Williams has been a director of Form Technologies, Inc., a privately held leading global group of precision component manufacturers, based in Charlotte, North Carolina, where he has also been the non-executive chair of the Board of Directors since January 2019.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Mr. Williams brings to the Board significant leadership experience from his former role as President and Chief Executive Officer of Domtar and previously as a senior executive in the European packaging industry. He developed an in-depth understanding of manufacturing, quality, and logistics serving in these roles. His extensive management experience provides the Board with a valuable perspective on the Company’s global manufacturing and supply chain operations. Mr. Williams’ experience in managing manufacturing businesses gives him valuable insight to assist the Company’s efforts to expand the use of recycled materials in its manufacturing operations and its products, across all businesses. Mr. Williams provides counsel to the Board as it evaluates the Company’s sustainability practices for its operations and supply chains. His significant experience in international business, operations, sales, and marketing also enables him to provide the Board with a valuable perspective on the Company’s goals of strengthening its position in core markets and products and expanding into new product adjacencies.

RECOMMENDATION REGARDING PROPOSAL 1:

✓	The Board of Directors recommends that you vote "FOR" each Director Nominee.

GOVERNANCE INFORMATION
CORPORATE GOVERNANCE PRACTICES AND HIGHLIGHTS

Board Structure

•90% of the director nominees are independent
•100% independent Audit, Compensation, Finance, and Governance and Nominating Committees
•Lead Independent Director with robust and defined responsibilities
•Board access to senior management and independent advisors
•Executive sessions of independent directors at every regular Board and Committee meeting
90% of the director nominees are INDEPENDENT

Stockholder Rights and Engagement

•All members of the Board are elected annually
•Annual advisory vote on named executive officer compensation
•Majority vote standard in uncontested director elections with mandatory resignation requirement
•Robust stockholder outreach program
•No stockholder rights plan
Robust stockholder OUTREACH PROGRAM

Policies and Practices

•Clawback, anti-hedging, and anti-pledging policies
•Annual Board, Chair/CEO, and Committee self-evaluation process (through written assessments and interviews with the Lead Independent Director) and review of management succession plan
•Robust stock ownership guidelines:
•Directors: 5x maximum annual cash retainer
•CEO: 6x base salary
•Other named executive officers: 3x base salary
•Overboarding policy for directors to limit membership on publicly traded company boards (including service on the Company’s Board)
•Employee Directors: No more than two publicly traded company boards
•Non-Employee Directors: No more than four publicly traded company boards
•Audit Committee members: No more than two other publicly traded company audit committees
•Mandatory director retirement age of 73
•Global Code of Conduct for employees, officers, and directors
Clawback, anti-hedging, and anti-pledging POLICIES

Board Composition

•60% gender, ethnic, and racial diversity among director nominees
•Additions of five new independent directors since 2014, four of which increased gender, ethnic, or racial diversity (no directors self-identified as members of the LGBTQ+ community)
•Women occupy three Board leadership positions (Lead Independent Director, Governance and Nominating Committee Chair, and Audit Committee Chair)
•Commitment to include, in each third-party search for independent director candidates, qualified candidates who reflect diverse backgrounds, including diversity of gender or race
60% gender, ethnic, and racial diversity among director nominees

CORPORATE GOVERNANCE GUIDELINES
Our Board has adopted Corporate Governance Guidelines that, in conjunction with our Amended and Restated Certificate of Incorporation, Bylaws, and Board committee charters, form the framework for our corporate governance. The Governance and Nominating Committee reviews the Corporate Governance Guidelines annually and makes revisions, as necessary. The Corporate Governance Guidelines are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Corporate Secretary of the Company.
DIRECTOR RETIREMENT, REFRESHMENT, AND SUCCESSION
Pursuant to the Corporate Governance Guidelines, the mandatory retirement age for directors is 73. A director who has attained the age of 73 shall not be nominated for reelection at an annual meeting of stockholders.
Under its charter, the Governance and Nominating Committee is responsible for reviewing with the Board the appropriate skills and characteristics of Board members in the context of the current make-up of the Board. The Governance and Nominating Committee makes recommendations to the Board regarding size and composition of the Board, reviews the suitability of directors for continued service, and is responsible for responding to any concerns of directors relating to the performance of the Board. As part of its refreshment process, the Board seeks to attain a healthy mixture of tenures, including both longer and shorter tenured directors, which can provide a balance of fresh ideas and both Company institutional and market knowledge, alongside experience through the business cycle.
The Governance and Nominating Committee also makes recommendations to the Board regarding the size, composition, and leadership of each standing committee of the Board, and recommends individual directors to fill any vacancy that might occur on a committee. The Governance and Nominating Committee is committed to including, in each third-party search for independent director candidates, qualified candidates who reflect diverse backgrounds, including diversity of gender and race.
BOARD LEADERSHIP
Pursuant to the Corporate Governance Guidelines, the Board has the authority to select its Chair based on its collective best judgment as to the candidate best suited to meet the Company’s needs at a given time. Brian D. Chambers serves as the Company’s Board Chair and CEO.
The Board determined that continuing to combine the Chair and CEO positions allows for clear and consistent leadership on critical strategic objectives and enables a consistent flow of information for the Board’s oversight of risk. The Board’s prior experience working with Mr. Chambers as President and CEO, as well as his track record of success in over 20 years with the Company in a variety of leadership positions, strongly supported its conclusion that the Company and its stockholders would be best served with Mr. Chambers leading the Company as its Chair and CEO.
The Board has determined that it is appropriate to have a structure that provides strong leadership among the independent directors of the Board. As discussed below, the independent directors on our Board have elected a Lead Independent Director to serve in a lead capacity to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine. After the 2023 Annual Meeting, Suzanne P. Nimocks began her second two-year term as Lead Independent Director. Ms. Nimocks has been a director of the Company since 2012, serving as Chair of its Finance Committee from 2015 to 2021, as well as Lead Independent Director and Chair of the Governance and Nominating Committee since 2021. Her previous experience as a senior partner with McKinsey & Company positions her to provide superior oversight of the Company’s global business and strategy. The Company also benefits from her extensive leadership experience on the boards of other global companies and her proven track record on environmental, social, and governance issues.
Additionally, the Board, which consists entirely of independent directors other than Mr. Chambers, exercises an independent oversight function. Each of the Board committees, other than the Executive Committee, is comprised entirely of independent directors. Regular executive sessions of the independent directors are held. On an annual basis, each of the independent directors evaluates the Chair and CEO in several key areas.
The Board has complete access to the Company’s management and believes that its ongoing ability to review the leadership structure of the Board and to make changes as it deems necessary and appropriate gives it the flexibility to meet varying business, personnel, and organizational needs over time.

LEAD INDEPENDENT DIRECTOR
The responsibilities of the Lead Independent Director, as provided in the Charter of Lead Independent Director for the Company, include:
•presiding at meetings of the Board in the absence of, or upon the request of, the Chair;
•serving as a designated member of the Executive Committee of the Board;
•presiding over all executive sessions of non-management directors and independent directors and reporting to the Board, as appropriate, concerning such sessions;
•reviewing and approving Board meeting agendas and schedules in collaboration with the Chair to ensure there is sufficient time for discussion, recommending matters for the Board to consider and advising on the information submitted to the Board by management;
•serving as a liaison and supplemental channel of communication between the non-management/independent directors and the Chair without inhibiting direct communication between the Chair and other directors;
•serving as the principal liaison for consultation and communication between the non-management/independent directors and stockholders;
•advising the Chair concerning the retention of advisors and consultants who report directly to the Board; and
•in addition to the directors’ annual evaluation of the Board, Chair and CEO, and committees, interviewing all directors regarding the performance of the Board and the directors.
The Charter of Lead Independent Director for the Company is available on our website at http://www.owenscorning.com. The Board evaluates its structure and composition annually and believes that having a strong Lead Independent Director with significant leadership responsibilities, as described above, contributes to effective Board leadership for the Company.
BOARD, COMMITTEE, AND CHAIR AND CEO EVALUATION PROCESS
Each year, the Governance and Nominating Committee facilitates a process to evaluate the effectiveness of the Board, its committees, and the Chair and CEO.
The Board and its committees complete self-evaluation questionnaires that assess effectiveness in several areas, including composition, structure, and processes. The completed questionnaires are summarized by a third-party law firm to ensure independence and non-bias in the process. The non-management directors individually discuss the results with the Lead Independent Director. The Lead Independent Director and committee chairs then review the evaluation results at the Board and committee levels, respectively, to discuss and incorporate feedback. The Governance and Nominating Committee utilizes the results of this robust and thorough process to recommend changes to Board processes, to determine critical skills required of prospective director candidates and to make recommendations for committee assignments.
The Governance and Nominating Committee also prepares and circulates evaluations to the independent directors regarding the performance of the Chair and CEO in several key performance areas. Non-management directors discuss their feedback on the Chair and CEO with the Lead Independent Director. The results of the process are discussed in an executive session of the non-management directors and are also factored into the Compensation Committee’s performance evaluation of the Chair and CEO.
RISK OVERSIGHT
The Board oversees the Company’s identification and management of enterprise risks. Some of the Board’s responsibilities for risk oversight processes have been delegated to its relevant committees. A detailed mapping of risk oversight responsibilities of the Board and its committees is reviewed regularly by the Board.
RISK OVERSIGHT RESPONSIBILITIES OF THE BOARD’S COMMITTEES
In addition to facilitating oversight of financial risks, the Audit Committee also has primary responsibility for facilitating the Board’s process of oversight with respect to the Company’s management of key risks generally. Pursuant to its charter, the Audit Committee’s responsibilities include reviewing annually and receiving periodic updates on the Company’s identification of its key risks, major financial exposures, and related mitigation plans.
The Audit Committee is tasked with ensuring that the Board and its committees oversee the Company’s management of key risks and major financial exposures within their respective purviews. The Audit Committee regularly reviews with the Board the mapping of Board and committee responsibilities for risk oversight. The Audit Committee is also responsible for periodically evaluating the effectiveness of the Board’s and its committees’ process of oversight with respect to the Company’s management of key risks.
In addition to the Audit Committee, the Compensation, Finance, and Governance and Nominating Committees each review and evaluate risks associated with their respective areas. Each of the Board committees provides reports concerning its respective risk oversight activities to the Board and the Board considers and discusses such reports.

OVERSIGHT OF CYBERSECURITY RISKS
The Board has delegated responsibility to the Audit Committee for overseeing the cybersecurity risk management strategy for the Company. The Audit Committee receives regular updates on our cybersecurity risk management process from members of management, including our Chief Information Officer (“CIO”). The Audit Committee reviews our comprehensive cybersecurity framework, including reviewing our cybersecurity reporting protocol that provides for the notification, escalation and communication of significant cybersecurity events to a crisis management team and appropriate levels of management, including our CIO, as well as to the Audit Committee. Management also provides the Audit Committee with a cybersecurity dashboard, which the full Board of Directors can access as well. Additionally, the Audit Committee regularly provides updates to the Board on the status of the Company’s cybersecurity risk management process.
RISK MANAGEMENT PROCESS
The Company’s enterprise risk management process is designed to identify, assess and prioritize the Company’s risk exposures across various time frames, from the short-term to the long-term. The Company’s risk oversight processes and disclosure controls and procedures are designed to appropriately escalate key risks to the Board as well as to analyze potential risks for disclosure. The Company has a management risk committee (the “Risk Committee”) that is responsible for overseeing and monitoring the Company’s risk assessment and mitigation-related actions. The Risk Committee is not a Board committee; instead, it is a cross-functional committee that includes members across many areas of expertise, including corporate audit, finance, legal, information technology, treasury, and business functions. This internal group identifies risks and mitigation strategies, and it provides key updates to executive officers and the Audit Committee.
We currently have an enterprise risk register and sub-registers for each of our three businesses, as well as compliance and finance. The Risk Committee uses these individual risk registers to create an enterprise risk register, which enables business units and the Risk Committee to facilitate strategic and operational planning processes while mitigating sustainability and other risks. Risks are prioritized primarily based on their potential financial impact and the probability of occurrence. The enterprise risk register is reviewed quarterly by executive management and the Audit Committee.
OVERSIGHT OF STRATEGY
The Board oversees the Company’s strategy. The Board performs an annual review of the strategic plans for each reportable segment and for the Company as a whole. Furthermore, in evaluating major investments or other significant decisions, the Board generally considers the Company’s long-term strategic plans and the potential impact on long-term stockholder value.

OVERSIGHT OF SUSTAINABILITY
Oversight, guidance, and direction on sustainability topics — including our 2030 sustainability goals — are provided by the Board, who oversee management’s execution of our sustainability strategy. Our Directors’ Code of Conduct provides that directors are expected to provide oversight, guidance and direction on sustainability issues and opportunities that have potential impact on the reputation and long-term economic viability of the Company. As used in the Directors’ Code of Conduct, the term “sustainability” includes the concepts of: personal safety; environmental compliance; product stewardship; and the environmental and social impact of our global operations and the products we make and sell. In addition, the Compensation, Finance, and Governance and Nominating Committees maintain oversight of management’s responsibilities for particular aspects of sustainability associated with their respective areas. The Board committees periodically provide reports concerning these topics to the Board and the Board considers and discusses such reports.
SUCCESSION PLANNING
The Company actively engages in succession planning to ensure that it has sufficient depth and breadth of talent. The Board oversees workforce and senior management development primarily through its Compensation and Governance and Nominating Committees. In its oversight of senior management evaluation, development, and compensation, and its evaluation of executive officer performance and determination of executive compensation, the Compensation Committee regularly reviews with management and the Board employee composition, talent, diversity, and senior management development and succession plans. In addition, the Governance and Nominating Committee annually reviews the senior management continuity plan, which addresses contingency planning in the event of an unexpected absence of the CEO. The Board, with the CEO and Chief Human Resources Officer, annually reviews executive talent and succession planning, and regularly reviews management and employee inclusion and diversity programs and initiatives. The CEO presents an annual report on succession planning and evaluation of key executives. The CEO also recommends, and updates as appropriate, a successor to the Board for the CEO position in the event of an unexpected disability of the CEO.

COMMUNICATIONS WITH DIRECTORS
Stockholders and other interested parties may communicate with the Lead Independent Director or any other non-management director by sending an email to non-managementdirectors@owenscorning.com. All such communications are promptly reviewed by the General Counsel and/or the Vice President, Internal Audit for evaluation and appropriate follow-up. The Board has determined that communications considered to be advertisements, or other types of “Spam” or “Junk” messages, unrelated to the duties or responsibilities of the Board, should be discarded without further action. A summary of all other communications is reported to the non-management directors. Communications alleging fraud or serious misconduct by directors or executive officers are immediately reported to the Lead Independent Director. Complaints regarding business conduct policies, corporate governance matters, accounting controls, or auditing are managed and reported in accordance with the Company’s existing business conduct complaint procedure.
DIRECTOR QUALIFICATION STANDARDS
Pursuant to New York Stock Exchange (“NYSE”) listing standards, our Board has adopted Director Qualification Standards with respect to the determination of director independence that incorporate the independence requirements of the NYSE corporate governance listing standards. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The full text of our Director Qualification Standards is available on our website at http://www.owenscorning.com. Using these standards, the Board determines whether a director has a material relationship with the Company other than as a director.
DIRECTOR INDEPENDENCE
With the assistance of legal counsel, the Governance and Nominating Committee reviewed the applicable legal standards for director and Board committee independence, our Director Qualification Standards, and the criteria applied to determine “audit committee financial expert” status. The Governance and Nominating Committee also reviewed reports of the answers to annual questionnaires completed by each of the independent directors and of transactions with director-affiliated entities. On the basis of this review, the Governance and Nominating Committee delivered recommendations to the Board and the Board made its independence and “audit committee financial expert” determinations based upon the Governance and Nominating Committee’s reports and recommendations.
The Board has determined that nine of the current ten directors are independent. Specifically, directors Cordeiro, Elsner, Festa, Lonergan, Mannen, Martin, Morris, Nimocks, and Williams are independent under the standards set forth in our Director Qualification Standards and applicable NYSE listing standards. Director Chambers is not independent. The Board also has determined that all of the directors serving on the Audit, Compensation, and Governance and Nominating Committees are independent and satisfy relevant requirements of the Securities and Exchange Commission (the “SEC”), the NYSE, the Company, and the respective charters of such committees.
EXECUTIVE SESSIONS OF DIRECTORS
Our Corporate Governance Guidelines specify that executive sessions or meetings of non-management directors without management present must be held regularly (at least three times a year) and at least one such meeting of non-management directors must include only independent directors. Currently, all of our non-management directors are independent. In 2023, the non-management directors met in executive session five times. Our Lead Independent Director presides over all executive sessions of the Board attended by the Lead Independent Director.
THE COMPANY’S POLICIES ON BUSINESS ETHICS AND CONDUCT
CODE OF BUSINESS CONDUCT POLICY
All of our employees, including our CEO, Chief Financial Officer, and Controller, are required to abide by the Company’s Code of Business Conduct Policy to ensure that our business is conducted in a consistently legal and ethical manner. This policy forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property, and the protection of confidential information, as well as strict adherence to laws and regulations applicable to the conduct of our business. Employees are expected to report any conduct that they believe to be an actual or apparent violation of the Company’s Policies on Business Ethics and Conduct. In addition, the Company maintains a reporting system with access available on an anonymous basis online, by email, or by telephone, and the Code of Business Conduct and reporting system are translated into multiple languages to ensure all our employees around the globe can understand it and report any violations in their primary languages.

ETHICS POLICY FOR CHIEF EXECUTIVE AND SENIOR FINANCIAL OFFICERS
The Company has adopted an Ethics Policy for Chief Executive and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, and Controller (“Senior Financial Officers”), which provides, among other things, that Senior Financial Officers must comply with all laws, rules, and regulations that govern the conduct of the Company’s business and that no Senior Financial Officer may participate in a transaction or otherwise act in a manner that creates or appears to create a conflict of interest unless the facts and circumstances are disclosed to and approved by the Governance and Nominating Committee or Audit Committee, as appropriate. Suspected violations of this policy also are expected to be reported through the anonymous reporting system described above.
The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have adopted and comply with such procedures.
DIRECTORS’ CODE OF CONDUCT
Our directors are required to comply with a Directors’ Code of Conduct, which is intended to focus the Board and the individual directors on areas of ethical risk, help directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. This code covers all areas of professional conduct relating to service on the Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations, sustainability and oversight of ethics, and compliance by employees of the Company.
ACCESS TO COMPANY POLICIES
The full texts of our Code of Business Conduct Policy, Ethics Policy for Chief Executive and Senior Financial Officers and Directors’ Code of Conduct are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Corporate Secretary of the Company. To the extent required by applicable SEC rules or NYSE listing standards, we intend to post any amendments to or waivers from the Ethics Policy for Chief Executive and Senior Financial Officers to our website in the section titled “Corporate Governance.”
BOARD AND COMMITTEE MEMBERSHIP
Our business, property, and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our CEO, Chief Financial Officer, and other officers and employees, by reviewing materials provided to them, by visiting our offices and plants, and by participating in meetings of the Board and its committees. Board members are expected to regularly attend Board and committee meetings as well as our Annual Meetings of Stockholders, unless an emergency prevents them from doing so. Each of our director nominees for the 2023 Annual Meeting of Stockholders was present at such meeting.
During 2023, the Board met eight times. Each of our directors attended all of the regularly scheduled meetings of the Board and committees on which he or she served. The chart below shows committee membership, including those directors who serve as chair of a committee.

NAME	AUDIT	COMPENSATION	EXECUTIVE	FINANCE	GOVERNANCE AND NOMINATING
Cordeiro(1)		X	X	C
Elsner(1)	X			X
Festa(1)		X		X
Lonergan(1)		C	X		X
Mannen(1)	C		X		X
Martin(1)	X			X
Morris(1)	X			X
Nimocks(1)(2)			X		C
Williams(1)		X			X
Chambers			C
2023 Meetings	8	6	-	4	4

C	=	Committee Chair	X	=	Committee Member	(1) = Independent	(2) = Lead Independent Director

Each of the standing committees of our Board acts pursuant to a charter that has been approved by our Board. These charters are updated periodically and can be found on the Company’s website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Corporate Secretary of the Company.
DIRECTOR SERVICE ON OTHER PUBLIC BOARDS (OVERBOARDING POLICY)
The Corporate Governance Guidelines state that directors who are employed full time as executives shall not serve on more than two publicly traded company boards (including service on the Company’s Board) and other directors shall not serve on more than four boards of publicly traded companies (including service on the Company’s Board). This is to ensure that our directors devote adequate time for preparation and attendance at Board and committee meetings, including the Annual Meeting of Stockholders.
The Company’s Audit Committee Charter states that no director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other publicly traded companies, unless the Board determines that such simultaneous service would not impair the ability of such director effectively to serve on the Audit Committee. The Corporate Governance Guidelines also state that directors should provide notice and submit a letter of resignation prior to assuming significant new job responsibilities or accepting positions on additional public or private company boards. The director’s letter of resignation is then considered by the Governance and Nominating Committee. As such, the Board maintains processes to review and approve directors’ membership on additional public company boards, even if those directors are still within the overboarding limits mentioned above.
Our Board believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of directors. However, we understand that certain institutional investors may deem Ms. Mannen overboarded based on her role as President at Marathon Petroleum Corporation (“MPC”) and her service on the board of directors of MPLX GP LLC (“MPLX”) in addition to her service on our Board. MPLX is a wholly-owned subsidiary of MPC and MPC is the general partner and majority owner of MPLX LP, a publicly traded limited partnership. Due to tax efficiencies, the MPC/MPLX structure has been in place for over a decade and the underlying business is highly integrated. Ms. Mannen’s MPLX board membership is integral to her role as President at MPC. Thus, we do not view Ms. Mannen’s service on the MPLX board as an additional board obligation, but an extension of her role as President. Accordingly, our Board does not believe that Ms. Mannen’s other commitments limit her ability to devote sufficient time and attention to her duties as a director of the Company.

THE AUDIT COMMITTEE
Maryann Mannen (Chair) | Adrienne Elsner | Paul Martin | Howard Morris
RESPONSIBILITIES
The Audit Committee is responsible for preparing the Audit Committee report required by SEC rules and assisting the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control, and legal compliance functions of the Company, including assisting the Board’s oversight of:
•the integrity of the Company’s financial statements;
•the Company’s compliance with legal and regulatory requirements;
•the Company’s independent registered public accounting firm’s qualifications and independence; and
•the performance of the independent registered public accounting firm and the Company’s internal audit function.
The Board has determined that directors Mannen, Elsner, and Morris are qualified as audit committee financial experts within the meaning of SEC regulations and that directors Mannen, Elsner, Martin, and Morris are financially literate within the meaning of the NYSE listing standards. All directors serving on the Audit Committee are independent.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited financial statements of the Company contained in the Annual Report on Form 10-K with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP per the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
By the Audit Committee:
Maryann T. Mannen, Chair
Adrienne D. Elsner
Paul E. Martin
W. Howard Morris

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2024, subject to ratification by our stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The aggregate fees billed and services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2023 and 2022 are as follows (in thousands):

	2023	2022

Audit Fees (1)	$5,580	$5,523
Audit-Related Fees (2)	19	6
Tax Fees (3)	889	525
All Other Fees (4)	8	8
TOTAL FEES	$6,496	$6,062
(1)Fees for each of the years ended December 31, 2023 and December 31, 2022, consist of the audit of the Company’s consolidated financial statements including effectiveness of internal controls over financial reporting, reviews of the Company’s quarterly financial statements, subsidiary statutory audits, consents and comfort letters, and agreed-upon procedures related to reports filed with regulatory agencies.
(2)Audit-related fees consist of attestation services.
(3)Tax fees consist of compliance, consulting, and transfer pricing services.
(4)All other fees consist of accounting research and disclosure software licenses.
It is the Company’s practice that all services provided by its independent registered public accounting firm be pre-approved either by the Audit Committee or by the Chair of the Audit Committee pursuant to authority delegated by the Audit Committee. No part of the independent registered public accounting firm services related to the Audit-Related Fees, Tax Fees, or All Other Fees listed in the table above was approved by the Audit Committee pursuant to the exemption from pre-approval provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

THE COMPENSATION COMMITTEE
Edward Lonergan (Chair) | Eduardo Cordeiro | Alfred Festa | John Williams
RESPONSIBILITIES
The Compensation Committee is responsible for oversight of the Company’s executive compensation, including authority to determine the compensation of the executive officers, and for producing an annual report on executive compensation in accordance with applicable rules and regulations. The Compensation Committee may delegate power and authority to subcommittees of the Compensation Committee as it deems appropriate. However, the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard required to be exercised by the Compensation Committee as a whole. The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist the Compensation Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms. The consultant’s fees will be paid by the Company.
The Compensation Committee also reviews the Company’s executive compensation programs on a continuing basis to determine that they are properly integrated and that payments and benefits are reasonably related to executive and Company performance and operate in a manner consistent with that contemplated when the programs were established.
The Compensation Committee also reviews the compensation of the Company’s directors, including an evaluation of how such compensation relates to director compensation of companies of comparable size, industry, and complexity and, if the Compensation Committee deems it appropriate, adopts or proposes to the Board for consideration, any changes to compensation.
In overseeing the Company’s policies concerning executive compensation for officers, the Compensation Committee:
•reviews at least annually the goals and objectives of the Company’s executive compensation plans and amends, or recommends that the Board amend, these goals and objectives if the Compensation Committee deems it appropriate;
•reviews at least annually the Company’s executive officer compensation plans in light of the Company’s goals and objectives, and, if the Compensation Committee deems it appropriate, adopts or recommends to the Board the adoption of new, or the amendment of existing, executive compensation plans;
•evaluates annually the performance of the CEO in light of the goals and objectives of the Company’s executive compensation plans and, either alone as a committee or together with the other independent directors, sets the CEO’s compensation level based on this evaluation;
•in consultation with the CEO, approves the pay structure, salaries, and incentive payments of all other executive officers of the Company, as well as the funding level of the Company’s annual and long-term incentive plans; and
•reviews and approves any severance or termination arrangements to be made with any executive officer of the Company.

COMPENSATION CONSULTANT
The Executive Vice President, Chief Human Resources Officer, along with the Company’s Human Resources staff, support the Compensation Committee. In addition, the Compensation Committee has authority to engage the services of outside advisors, experts, and others to assist the Compensation Committee.
The Compensation Committee engaged the services of Meridian Compensation Partners, LLC (“Consultant”) during 2023 to serve as its independent outside compensation consultant to advise the Compensation Committee on all matters related to CEO and other executive officers, as well as director, compensation. Specifically, the Consultant provided relevant market data and trend information, advice, alternatives, and recommendations to the Compensation Committee, as further described in the Compensation and Discussion Analysis.

THE GOVERNANCE AND NOMINATING COMMITTEE
Suzanne Nimocks (Chair) | Edward Lonergan | Maryann Mannen | John Williams
RESPONSIBILITIES
The Governance and Nominating Committee (the “Committee” for purposes of this section) is responsible for:
•reviewing with the Board the appropriate skills and characteristics required of directors;
•recommending to the Board size and composition of the Board;
•identifying, screening, and recommending to the Board director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws, which selections shall be consistent with the Board’s criteria for selecting new directors;
•reviewing stockholder nominations for members of the Board;
•reviewing the suitability for continued service as director for each Board member when his or her term expires and when he or she has a significant change in status;
•developing and reviewing the corporate governance principles adopted by the Board and recommending any appropriate changes to the Board;
•considering any other corporate governance issues that arise from time to time and developing appropriate recommendations for the Board;
•overseeing the annual evaluation of the Board as a whole, Board committees, and the Chair and CEO;
•advising the Board Chair regarding meeting dates, agendas, and the character of information to be presented at Board meetings; and
•ensuring that the Board reviews plans for Board continuity and management recommendations for management continuity at least once a year.

DIRECTOR NOMINATION PROCESS
The Committee evaluates potential candidates for Board membership on an ongoing basis. The Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including recommendations from current Board members, outside search firms, and stockholders. Where outside search firms are utilized, they may assist the Committee in identifying, evaluating, or recruiting potential nominees.

DIRECTOR QUALIFICATIONS
Pursuant to our Corporate Governance Guidelines, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time and effort to Board responsibilities.

CONSIDERATION OF DIVERSITY
Pursuant to its charter, the Committee is responsible for identifying and recommending director nominees consistent with the director qualification criteria described above, including diversity, so as to enhance the Board’s ability to manage and direct the affairs and business of the Company. In this context, “diversity” includes gender, race, ethnicity, nationality, national origin, or other elements of one’s identity. In addition, the Committee is committed to including, in each third-party search for independent director candidates, qualified candidates who reflect diverse backgrounds, including diversity of gender and race.
The Committee considers diversity expansively against the charter standard of enhancing the Board’s ability to manage and direct the affairs and business of the Company. The effectiveness of this process is assessed annually by the full Board as part of the Board self-evaluation process. The Committee believes that its consideration of diversity effectively implements the charter requirements.
The most recent additions to the Board demonstrate the Company’s commitment to diversity. Four of the last five directors to join the Board were either female, or ethnic or racial minorities. The current slate of director nominees features 60% gender, ethnic, or racial diversity, representing a threefold increase in gender, ethnic, or racial diversity on the Board over the last decade.

CONSIDERATION OF DIRECTOR CANDIDATES RECOMMENDED BY STOCKHOLDERS
Under its charter, the Committee is responsible for reviewing stockholder nominations for director. The Committee does not have a formal policy with respect to the consideration of director candidates recommended by stockholders. However, its practice is to consider those candidates on the same basis and in the same manner as it considers recommendations from other sources. Such recommendations should be submitted to the Corporate Secretary of the Company and should include information about the background and qualifications of the candidate, as well as any other information required by our Bylaws.

THE FINANCE COMMITTEE
Eduardo Cordeiro (Chair) | Adrienne Elsner | Alfred Festa | Paul Martin | Howard Morris
RESPONSIBILITIES
The Finance Committee is responsible for exercising oversight with respect to the Company’s material and strategic financial matters, including those related to investment policies and strategies, merger and acquisition transactions, financings, capital structure, and for advising Company management and the Board with respect to such matters.

THE EXECUTIVE COMMITTEE
Brian Chambers (Chair) | Eduardo Cordeiro | Edward Lonergan | Maryann Mannen | Suzanne Nimocks
RESPONSIBILITIES
The Executive Committee has the authority to act for the Board between meetings of the Board subject to its charter, applicable law, and NYSE listing standards.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
There are no transactions with related persons, as defined in Item 404 of Regulation S-K, to report for the fiscal year ended December 31, 2023.
The Company has various written policies pertaining to related party transactions and actual or potential conflicts of interest by directors, officers, employees, and members of their immediate families. Specifically, pursuant to its charter, the Audit Committee is responsible for reviewing and approving transactions between the Company and any related person, as defined in Item 404 of Regulation S-K.
In addition, our Directors’ Code of Conduct provides, among other things, that a director who has an actual or potential conflict of interest:
•must disclose the existence and nature of such actual or potential conflict to the Board Chair and Governance and Nominating Committee Chair; and
•may proceed with the transaction only after receiving approval from the Governance and Nominating Committee.

BENEFICIAL OWNERSHIP OF SHARES
The information in the table below sets forth those persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) known by the Company to be the beneficial owners of more than 5% of the Company’s common stock as of February 20, 2024 (except as noted below). Beneficial ownership is determined in accordance with the rules of the SEC and, except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on outstanding shares of the Company’s common stock as of February 20, 2024.

NAME OF BENEFICIAL OWNER	BENEFICIAL OWNERSHIP	PERCENT OF CLASS

BlackRock, Inc.(1)	10,973,403	12.61%
The Vanguard Group(2)	9,104,610	10.47%
(1)Based solely upon a Schedule 13G/A filed with the SEC on January 23, 2024, BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, beneficially owned 10,973,403 shares of our common stock, with sole voting power over 10,140,170 shares and sole dispositive power over 10,973,403 shares as of December 31, 2023.
(2)Based solely upon a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, beneficially owned 9,104,610 shares of our common stock, with shared voting power over 58,881 shares, sole dispositive power over 8,973,237 shares and shared dispositive power over 131,373 shares as of December 29, 2023.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS
The following table contains information, as of February 20, 2024, unless otherwise indicated, about the beneficial ownership of the Company’s common stock by the Company’s executive officers and directors as a group and each named executive officer and director, individually, in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership is determined in accordance with the rules of the SEC and, except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 86,991,467 outstanding shares of the Company’s common stock as of February 20, 2024. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

DIRECTORS AND EXECUTIVE OFFICERS	BENEFICIAL OWNERSHIP OF COMMON STOCK		DEFERRED STOCK UNITS (5)	DEFERRED SHARES/UNITS (6)	RESTRICTED STOCK UNITS (7)	TOTAL (8)

Eduardo E. Cordeiro	9,059	(1)*	3,417	-	-	12,476
Adrienne D. Elsner	15,175	(1)*	-	-	-	15,175
Alfred E. Festa	9,553	(1)*	-	-	-	9,553
Edward F. Lonergan	41,822	(1)*	4,964	-	-	46,786
Maryann T. Mannen	19,979	(1)*	3,787	-	-	23,766
Paul E. Martin	4,943	(1)*	-	-	-	4,943
W. Howard Morris	37,538	(1)(2)*	3,954	-	-	41,492
Suzanne P. Nimocks	26,898	(1)*	5,504	-	-	32,402
John D. Williams	48,309	(1)*	-	-	-	48,309
Brian D. Chambers	245,848	*	-	-	57,287	303,135
Kenneth S. Parks	9,704	(3)*	-	-	33,760	43,464
Todd W. Fister	23,212	*	-	-	14,236	37,448
Marcio A. Sandri	27,946	*	-	29,268	15,599	72,813
Gunner S. Smith	18,452	*	-	-	17,688	36,140
Gina A. Beredo	1,576	*	-		31,813(4)	33,389
Executive officers and directors as a group (18 persons)	559,245	*	21,626	41,342	157,544	779,757
*    Less than 1% of outstanding shares.
(1)Includes the following deferred stock units that could be distributed within 60 days in the event a non-employee director’s service on the Board of Directors is terminated: Mr. Cordeiro, 9,059; Ms. Elsner, 15,175; Mr. Festa, 9,553; Mr. Lonergan, 39,822; Ms. Mannen, 19,979; Mr. Martin, 4,943; Mr. Morris, 33,438; Ms. Nimocks, 15,370; and Mr. Williams, 48,309.
(2)Includes 1,500 shares owned jointly with Mr. Morris’ spouse, as to which Mr. Morris shares voting and investment power.
(3)The number of shares beneficially owned by Mr. Parks in the above table are the shares beneficially owned as of the date of his separation from the Company.
(4)Includes 9,063 shares awarded in connection with the settlement of performance share units for the performance cycle ended December 31, 2023 that will vest on June 9, 2024.
(5)Individuals do not have voting or investment power with respect to deferred stock units.
(6)Includes vested restricted stock units and performance share units, which do not have voting or investment power, that the individual has elected to defer receipt of until a future date or event.
(7)Unvested restricted stock units, which do not have voting or investment power.
(8)Does not include outstanding performance share units, which do not have voting or investment power, and which may vest from 0% to 200% in shares of common stock at the end of a three-year performance period.

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
In this section of the Proxy Statement, we explain and discuss our 2023 executive compensation program. This discussion is intended to describe our compensation policies and provide a review of our significant compensation decisions for 2023. Our goal through this disclosure is to provide a better understanding, both in absolute terms and relative to our performance, of our executive compensation practices and the decisions made concerning the compensation payable to our Named Executive Officers (“NEOs”) listed in the “2023 Summary Compensation Table.”
OUR PERFORMANCE
In 2023, the Company achieved record adjusted earnings before interest and taxes (“adjusted EBIT”)*, generated significant cash flow and expanded operating margins, all while operating within dynamic market conditions. Throughout the year, we continued to invest in organic growth through new product and process innovation, as well as targeted capacity additions. In every region, we continued to make decisions in support of our strategy to strengthen our core in building and construction and expand into new product adjacencies while we look for ways to develop multi-material and prefabricated solutions.
Our results in 2023 reflect the impact of the strategic choices we’ve made, and the operating initiatives being driven by our global teams to more fully leverage our market knowledge, material science expertise, and manufacturing capabilities. The Company's global teams continued to execute on the choices we have made aligned with our Company's strategy despite dynamic market conditions. The sustained quality and consistency of our performance resulted in strong adjusted EBIT.
As described in this section, we believe compensation should align with and enhance long-term stockholder value. Given our underlying pay-for-performance philosophy, a significant portion of compensation for our executives is “at-risk” and reflects our performance. In 2023, this resulted in above target performance for our short-term and long-term incentive plans.
OUR PEOPLE
At our Company, our leaders are focused on growth – growth of our Company and our talent, as well as our contributions to the communities in which we work and live. This focus on growth is a common thread through all that we do, including our ongoing dedication to talent development that has shaped the leaders we invest in and promote. Our leaders are accountable to drive results, build connections, and explore new ideas to execute on our growth agenda. They do so with an unwavering commitment to embracing inclusion and diversity to enable high-performing teams, continually enhance our positive work environment, and develop and retain outstanding talent.
We provide you with the following information concerning the objectives, principles, decisions, material elements, processes, amounts, and rationale underlying the compensation of our NEOs. In September 2023, Kenneth S. Parks ceased serving as Executive Vice President and Chief Financial Officer ("CFO") and Todd W. Fister was appointed Executive Vice President and CFO.
For 2023, our NEOs are:

NAME	TITLE	PERIOD OF EMPLOYMENT

Brian D. Chambers	Board Chair, President and Chief Executive Officer	April 2011 – present July 2000 – August 2007
Todd W. Fister	Executive Vice President and CFO	November 2014 – present
Kenneth S. Parks	Former Executive Vice President and CFO	September 2020 – September 2023
Marcio A. Sandri	President, Composites	August 2000 – present
Gunner S. Smith	President, Roofing	November 2008 – present
Gina A. Beredo	Executive Vice President, General Counsel and Corporate Secretary	June 2021 – present
*    Reconciliation and further information for certain non-GAAP measures may be found for EBIT and adjusted EBIT on page 31 of our 2023 Form 10-K filed with the SEC on February 14, 2024.

OUR STOCKHOLDER OUTREACH
We remain committed to transparency and two-way communication with our investors so that they understand our executive compensation program, including how it aligns the interests of our executives with those of our stockholders, and how it rewards the achievement of our objectives. We also want to understand what our stockholders think about executive compensation.
In 2023, we continued our stockholder outreach program under which we provide consistent, periodic opportunities for our investors to provide their perspectives on our executive compensation and environmental, social and governance (“ESG”) programs. This outreach program is distinct from our broader investor relations efforts, which are more focused on the Company’s financial performance. Our governance outreach program currently consists of three main pillars, as described below.

OUTREACH TYPE	APPROXIMATE TIMEFRAME	PURPOSE

Proxy Off-Season	Fall/Winter	Solicit stockholder feedback more broadly on governance, executive compensation, and environmental and social issues

Proxy Season	After filing Proxy Statement	Solicit stockholder feedback on Proxy Statement and pending proposals

Post-Annual Meeting	Fall	Engage with stockholders to understand their votes at the most recent Annual Meeting of Stockholders
Since filing our prior Proxy Statement in March 2023, we carried out two communication efforts with investors on governance topics. Our most recent communication in the fall of 2023 reached more than 70 of our top investors collectively holding approximately 72% of our outstanding shares, with the goal of receiving feedback on governance, executive compensation, and environmental and social issues. The Company held meetings with several of the stockholders who were contacted via these outreach efforts. Stockholder feedback has been positive with regard to the Company’s executive compensation program design and performance criteria, which has been reinforced by these outreach meetings.
Additionally, at our 2023 Annual Meeting we provided our stockholders with the opportunity, on an advisory basis, to approve or vote against the compensation of our NEOs (Say-on-Pay). More than 89% of the votes counting towards the outcome of this proposal approved the NEOs’ compensation. The Compensation Committee also considered this result in connection with its ongoing review of compensation policies and decisions in 2023. The Committee believes these voting results demonstrate substantial, continuing support for our NEO compensation program, and the Committee chose not to make any substantial changes to the existing program for 2023 specifically in response to the 2023 Say-on-Pay voting results. The Company considers stockholder feedback as it shapes its governance and executive compensation programs and policies, as well as its disclosures.

2023 EXECUTIVE COMPENSATION PROGRAM
Considering the effectiveness of our programs and strong stockholder support, as evidenced by the Say-on-Pay vote outcome at our most recent Annual Meeting of Stockholders, the Compensation Committee (the “Committee” for purposes of this Compensation Discussion and Analysis), generally maintained the same program design for 2023. In particular, performance share units awards (“PSUs”) continue to be earned based on our achievement of total shareholder return (“TSR”), return on capital (“ROC”), and free cash flow conversion (“FCFC”) metrics. The following table summarizes the major elements of our 2023 executive compensation plans for the NEOs:
Base salary is paid in the form of cash and provides a base level of compensation sufficient to attract, retain and motivate executives. Annual incentive awards are paid in cash and motivate executives to meet and exceed Company and business financial goals, ESG goals, and individual performance objectives. Long-term incentive awards are settled in shares and provide equity-based compensation opportunities that align the interests of executives and stockholders. Additional details and rationale for 2023 compensation decisions are provided later in the Compensation Discussion and Analysis.
HOW WE MAKE COMPENSATION DECISIONS
OUR EXECUTIVE COMPENSATION PHILOSOPHY
The Committee believes that executive compensation opportunities should drive sustainable results and deliver long-term, superior shareholder return. This core philosophy is embedded in all aspects of our executive compensation program and is reflected in our guiding principles. We believe that the application of these principles enables us to create a meaningful link between compensation outcomes and long-term, sustainable value for our stockholders.

GUIDING PRINCIPLES

PAY FOR PERFORMANCE	STOCKHOLDER ALIGNMENT	LONG-TERM FOCUS

A substantial majority of pay is variable, contingent, and directly linked to Company and individual performance.
The financial interests of executives are aligned with the long-term interests of our stockholders through stock-based compensation and performance metrics that correlate with long-term stockholder value.

For our NEOs, long-term stock-based compensation opportunities will significantly outweigh short-term cash-based opportunities. Annual objectives align with the three key elements of our strategic plan and enhance sustainable long-term performance.

COMPETITIVENESS	BALANCE	GOVERNANCE/COMMUNICATION

Total compensation should be sufficiently competitive to attract, retain, motivate, and reward a leadership team capable of maximizing the Company’s performance. Each element is generally compared to peers and the broader marketplace for executive talent.

Our compensation program is designed to be challenging, but fair. Executives should have the opportunity to earn market-competitive pay for delivering expected results. As results exceed expectations (both internal and external), pay levels may increase above market median levels. If performance falls below expected levels, actual pay may fall below market median levels.
Feedback from stockholders is solicited and, when applicable, factored into the design of our compensation program. Clear design enables ease of communication for all stakeholders.
ROLE OF THE COMMITTEE
The Committee, which consists of all independent directors, is responsible for overseeing the development and administration of our executive compensation program. In this role, the Committee approves all compensation actions concerning our CEO and the other NEOs. The Committee’s other responsibilities include:
•Reviewing at least annually the goals and objectives of the Company’s executive compensation plans and amending, or recommending that the Board amend, these goals and objectives if the Compensation Committee deems it appropriate;
•Reviewing at least annually the Company’s executive officer compensation plans in light of the Company’s goals and objectives, and, if the Committee deems it appropriate, adopting or recommending to the Board the adoption of new, or the amendment of existing, executive compensation plans;
•Evaluating annually the performance of the CEO in light of the goals and objectives of the Company’s executive compensation plans and, either alone as a committee or together with the other independent directors, setting the CEO’s compensation based on this evaluation;
•In consultation with the CEO, approving the pay structure, salaries, and incentive payments of all other executive officers of the Company, as well as the funding level of the Company’s annual and long-term incentive plans; and
•Reviewing and approving any severance or termination arrangements to be made with any executive officer of the Company.
In determining the long-term incentive component of the CEO’s compensation, the Committee considers all relevant factors, including the Company’s performance and relative TSR, the value of similar awards to Chief Executive Officers of comparable companies, and the awards given to the CEO in past years. The Chief Human Resources Officer and the independent compensation consultant assist the Committee with these responsibilities. The Committee’s charter, which sets out the Committee’s responsibilities, can be found on our website at: http://www.owenscorning.com.
ROLE OF THE COMPENSATION CONSULTANT
The Committee retained the services of the Consultant to serve as its executive compensation consultant for 2023. In this capacity, the Consultant advised the Committee on a variety of subjects consisting of compensation plan design and trends, pay for performance analytics, and comparative compensation norms. While the Consultant may make recommendations on the form and amount of compensation, the Committee continues to make all decisions regarding the compensation of our NEOs.
The Consultant reported directly to the Committee, participated in meetings as requested and communicated with the Committee Chair between meetings as necessary. In 2023, the Consultant attended all of our Committee meetings.
The Committee reviewed the qualifications and assessed the independence of the Consultant during 2023. The Committee also considered and assessed all relevant factors, including those required by the SEC and the NYSE, which could give rise to a potential conflict of interest. Based on these reviews, the Committee did not identify any conflicts of interest raised by the work performed by the Consultant. The Consultant does not perform other services for or receive other fees from the Company. The Committee has the sole authority to modify or approve the Consultant’s compensation, determine the nature and scope of its services, evaluate its performance, terminate the engagement, and hire a replacement or additional consultant at any time.

COMPETITIVE POSITIONING
PEER GROUP
The Committee utilizes a peer group of 16 companies when assessing the competitiveness of executive compensation and the appropriateness of compensation program design. These companies are in the building materials industry, serve related markets, or use manufacturing processes similar to the Company, and have size (measured in annual sales, market capitalization or number of employees) or complexity comparable to the Company. This peer group is reviewed regularly by the Committee to help ensure the relevance of the companies to which we compare ourselves.
The peer group for 2023 compensation decisions (which was unchanged from 2022) was comprised of the following companies:

A.O. Smith Corporation	Masco Corporation
Ball Corporation	Mohawk Industries, Inc.
Celanese Corporation	O-I Glass, Inc.
Eastman Chemical Company	PPG Industries, Inc.
Fortune Brands Innovations, Inc.	RPM International Inc.
Greif, Inc.	Stanley Black & Decker, Inc.
Lennox International Inc.	The Sherwin-Williams Company
Louisiana-Pacific Corporation	Trane Technologies
While compensation data from the peer group serves as comparison data, the Committee supplements this information with data from compensation surveys covering general industry companies of similar size based on annual sales. This additional data, compiled by the Consultant, enhances the Committee’s knowledge of trends and market practices. The Company did not select the companies that comprise any of these survey groups, and the component companies’ identities were not a material factor in our compensation analysis.
MARKET MEDIAN COMPENSATION
To help ensure that our compensation program is appropriately competitive, the Committee believes the target opportunity of each key compensation element (base salary, annual incentive, and long-term incentive) should generally align with market median practices. As such, the compensation opportunities, when granted, correspond to the market median practices of peer companies with additional performance criteria that awards significant value only when the Company outperforms the targets set by the Committee.
Individual pay opportunities may fall above or below these targets based on the executive’s performance and the Committee’s discretion. In exercising its discretion, the Committee considers Company and individual performance, time in job and experience, job scope, and any other factors that it determines to be relevant and consistent with program objectives and stockholder interests.
HOW WE STRUCTURE OUR COMPENSATION
PRINCIPAL ELEMENTS OF COMPENSATION
The following principal elements make up our NEOs’ compensation program:

CASH COMPENSATION		LONG-TERM INCENTIVES		RETIREMENT

Base Salary	Annual Incentive	Restricted Stock Units	Performance Share Units	401(k) Savings Plan Non-Qualified Deferred Compensation and Restoration Plan
CASH COMPENSATION
BASE SALARY
Each year, the Committee reviews recommendations from the CEO regarding base salary adjustments for his direct reports, including the other NEOs. The Committee has discretion to modify or approve the CEO’s base salary recommendations and the CEO does not participate in the Committee’s determination of his own base salary. 2023 base salary decisions were generally influenced by job scope and responsibilities, experience, tenure, individual performance, retention risk, gaps to market median pay practices and internal equity.

ANNUAL INCENTIVE
Annual incentives are delivered through the annual Corporate Incentive Plan (“CIP”). Funding under the 2023 CIP for all NEO awards was determined based on performance as measured against corporate and individual performance goals. Incentive awards for the NEOs are based 75% on corporate performance measures and 25% on individual performance. Award amounts for each component may be earned from 0% to 200% of targeted levels, based upon performance. The Committee assesses the individual performance of the CEO, and reviews and approves the CEO’s assessment of individual performance of the other NEOs in determining the individual performance component of CIP payouts. The overall corporate component is earned based upon the achievement of pre-determined financial goals as described below. Awards are paid in the form of a lump-sum cash payment.
At the beginning of each year, the Committee selects the overall corporate performance objectives, or funding criteria, that are used to determine the funding of the corporate performance component (75% of the target award) for the annual CIP. For 2023, the Committee selected specific levels of adjusted EBIT as the performance metric based on the view that total shareholder return correlated with sustained earnings growth, which the Company measures through adjusted EBIT performance, our long-standing measure of profitability. Company earnings is the most prevalent annual incentive metric used by Company peers. Because of the importance of driving profitable growth, adjusted EBIT is weighted at 75% within the annual incentive payout. Owens Corning (consolidated) adjusted EBIT goals determine 40% of overall corporate funding, and performance of the Roofing, Insulation, and Composites businesses against their respective EBIT goals each contribute 20% to overall corporate funding.
Funding for each of the corporate components of the CIP can independently vary based on consolidated or business performance. For 2023, identified performance requirements were as follows: Threshold performance (0% CIP funding); performance requirements that corresponded with 50% CIP funding (Gate 1); Target performance requirements that corresponded with 100% CIP funding (Target Funding); and a performance requirement that corresponded with 200% funding (Maximum Funding), as shown in the chart below.
For consolidated or business performance falling at or below Threshold, that portion of the award would not fund. Straight-line mathematical interpolation was used for performance falling between identified performance requirements. This straight-line mathematical interpolation is performed separately for Owens Corning adjusted EBIT, and Roofing, Insulation, and Composites EBIT performance, respectively. The results are aggregated by applying a 40% weight to consolidated funding and 20% weight to the funding of each business.
When establishing 2023 performance requirements the Committee used a variety of guiding principles, including:
•Target performance levels generally correspond with the results and the business objectives called for in the Board-reviewed operations plan (a comprehensive strategic business plan for the Company) for the year. Whether the Target performance level can be attained is a function of the degree of difficulty associated with the operations plan.
•Identified performance requirements below target, will be set at a level of acceptable performance that warrants below-market compensation. CIP performance levels between Threshold and Target are intended to compensate participants below the targeted median, which the Committee believes is appropriate for a performance-based incentive plan.
•The Maximum performance level is also determined based on the Committee’s view of the degree of difficulty of the operations plan–the more difficult the operating plan and, therefore, the Target performance level, is to achieve, the less incremental performance (above Target performance) is required to reach the Maximum.
•The Maximum performance level will be set so that it is difficult to achieve and would deliver clear outperformance compared to the operating plan, with the mindset that Maximum performance significantly benefits the Company’s stockholders and warrants CIP funding at or near Maximum.

•CIP awards between Target and Maximum should reflect a level of performance that distinguishes the Company and its leaders, and translates into increased stockholder value.
•The Committee retains discretion to reduce awards or not pay CIP compensation to the NEOs even if the relevant performance targets are met, and to adjust performance targets based on timing and materiality of transactions, charges, or accruals.
•Based on timing of material transactions, the Committee may exclude the impact of a divestiture/acquisition (for example, not allow the additional EBIT of an acquired business to fund the CIP), or may include the impact of the acquisition (for example, include the acquired business’ EBIT after increasing the performance levels required to fund the CIP), it being the Committee’s intent to avoid funding windfalls and reward acquisition synergy capture.
Individual performance goals for the CEO are established and reviewed by the Committee and Board at the beginning of each fiscal year (see goal setting discussion below). For the remaining NEOs, the CEO and each officer establish and agree upon performance objectives which serve as the individual performance goals for that officer for the year. At the close of each year, the Committee evaluates the performance of the CEO against the established performance goals (inclusive of ESG goals), in addition to other factors described below, and determines the level of funding of the individual component of the award. Similarly, the CEO reviews performance of the other NEOs against their individual goals and based on this assessment and other factors described below, the CEO makes a recommendation to the Committee. The Committee then determines the actual payout under the individual component of the CIP for such NEOs based on the recommendations of the CEO and its discretion, all subject to overall CIP funding levels.
LONG-TERM INCENTIVE
We believe long-term incentive opportunities should align NEO behaviors and results with key enterprise drivers and the interests of stockholders over an extended period. Our long-term incentive program (“LTI”) is an equity-based program that uses a combination of restricted stock units ("RSUs") and PSUs. For 2023 NEO awards, the mix of LTI vehicles was maintained as described below:
RSUs generally vest at a rate of 25% per year over a four-year period. Performance share units use three-year performance cycles, with a new three-year cycle beginning each year. Our total shareholder return-based PSUs (“TSR PSUs”) generally vest after the completion of the three-year performance period and deliver shares based on the Company’s total shareholder return relative to the companies that made up the TSR Comparator Group (as further described below), as of the beginning of the performance period. Our Return on Capital-based PSUs (“ROC PSUs”) generally vest after the completion of the three-year performance period and deliver shares based on achievement of predetermined adjusted return on capital metrics. Our Free Cash Flow Conversion-based PSUs (“FCFC PSUs”) generally vest after the completion of the three-year performance period and deliver shares based on achievement of predetermined free cash flow conversion metrics. We believe the majority of awards should be performance-based and at-risk. Accordingly, the aggregate LTI award’s total value is allocated 40% to RSUs, 20% to TSR PSUs, 20% to ROC PSUs, and 20% FCFC PSUs, and then each allocation is divided by the grant date stock price to determine the number of RSUs and target PSUs that are granted.

PERFORMANCE SHARE UNITS – TOTAL SHAREHOLDER RETURN
For the 2023-2025 performance cycle, the TSR PSUs will fund from 0% to 200% based upon the Company’s total shareholder return as a percentile of the companies included in the 2023 TSR Comparator Group as of the beginning of the performance period. The comparator group was selected as a peer group that is specific to our industry and aligned to our markets and global exposure. Threshold funding (0% payout) for the TSR PSUs applies up to the 25th percentile of the TSR Comparator Group. Target funding (100% payout) is achieved at the 50th percentile. Maximum funding (200% payout) is earned at and above the 75th percentile. Any payout is determined on a straight-line mathematical basis for performance between Threshold and Target, and between Target and Maximum, and is capped at 100% if our TSR is negative. The following table depicts the payout opportunity for the 2023 TSR PSU award:

	FUNDING AS A % OF TARGET	OC TSR PERCENTILE

Threshold	0%	25TH
Target	100%	50TH
Maximum	200%	75TH

Effective January 1, 2023, the Committee implemented a new TSR Comparator Group for new TSR PSU grants, which consists of the companies noted below. The Committee believes this change more appropriately aligns the companies within the TSR Comparator Group to our specific industry, markets, and global exposure. The criteria used in determining this new TSR Comparator Group included the size of the companies (measured in terms of annual revenue and market capitalization); industries and geographies in which the companies operate; stock price correlation and volatility relative to the Company.

A.O Smith Corporation	Lennox International Inc.
Advanced Drainage Systems, Inc.	Louisiana-Pacific Corporation
Allegion plc	Masco Corporation
Armstrong World Industries, Inc.	Masonite International Corporation
Ball Corporation	Mohawk Industries, Inc.
Builders FirstSource, Inc.	O-I Glass, Inc.
Carlisle Companies Incorporated	PPG Industries, Inc.
Carrier Global Corporation	Resideo Technologies, Inc.
Celanese Corporation	RPM International Inc.
Eastman Chemical Company	Stanley Black & Decker, Inc.
Fortune Brands Innovations, Inc.	The Sherwin-Williams Company
Greif, Inc.	Trane Technologies
JELD-WEN Holding, Inc.	Trex Company, Inc.
Johnson Controls International plc	UFP Industries, Inc.
The 2023 TSR Comparator Group includes all constituents of our compensation peer group. The Committee will continue to work with its Consultant and Company management to review the ongoing appropriateness of the companies in the TSR Comparator Group.

PERFORMANCE SHARE UNITS – RETURN ON CAPITAL
For the 2023-2025 performance cycle, ROC PSUs will fund from 0% to 200% based upon adjusted return on capital achieved during each year of the three-year performance period. Each annual funding outcome will be averaged to determine the award payout. Adjusted return on capital for each fiscal year is calculated as adjusted EBIT less adjusted taxes, divided by the sum of average net fixed assets, average working capital, and post-emergence goodwill, and intangibles. This formula may be adjusted for material transactions, accruals or charges as approved by the Committee and thus may differ from return on capital that may be discussed in the context of our financial statements and other public disclosures. For the 2023-2025 performance cycle, 0% funding will be provided at or below threshold performance, which was set at 8.5% adjusted return on capital, as a proxy for the Company’s long-term cost of capital. Maximum performance, which would provide for 200% funding, was set at 22% adjusted return on capital. Target performance, which would provide for 100% funding, was set at 18% adjusted return on capital. Payout will be interpolated on a straight-line mathematical basis for performance between Threshold and Target, or between Target and Maximum. The following table depicts the payout opportunity for the 2023 ROC PSU award:

	FUNDING AS A % OF TARGET	2023-2025 ROC

Threshold	0%	8.5%
Target	100%	18%
Maximum	200%	22%
PERFORMANCE SHARE UNITS – FREE CASH FLOW CONVERSION
Free cash flow conversion is a non-GAAP measure calculated as net cash flow provided by operating activities less cash paid for property, plant, and equipment divided by adjusted earnings. This formula may be adjusted for material transactions, accruals, or charges as approved by the Committee and thus may differ from free cash flow conversion that may be discussed in the context of our financial statements and other public disclosures.
For the 2023-2025 performance cycle, the FCFC PSUs will fund from 0% to 200% based upon annual free cash flow conversion during each year of the three-year performance period. Each annual funding outcome will be averaged to determine the award payout. For the 2023-2025 performance cycle, 0% funding will be provided at or below Threshold performance, which was set at 75% free cash flow conversion. Maximum performance, which would provide for 200% funding, was set at 110% free cash flow conversion performance. Target performance, which would provide for 100% funding, was set at a range of 98%-102% free cash flow conversion. Payout will be interpolated on a straight-line mathematical basis for performance between Threshold and Target, or between Target and Maximum. The following table depicts the payout opportunity for the 2023 FCFC PSU award:

	FUNDING AS A % OF TARGET	2023-2025 FCFC

Threshold	0%	75%
Target	100%	98%-102%
Maximum	200%	110%

EMPHASIS ON VARIABLE PAY
88% of our CEO’s and 74% of our other NEOs’ target compensation (base salary, target annual incentives, and target long-term incentives) is at-risk compensation directly contingent on performance. Actual annual incentives and long-term incentive awards are subject to the achievement of pre-established performance requirements and designed to align to stockholder value. Base salary and other fixed elements of compensation are essential to any compensation program and enable the recruitment and retention of top talent. However, we believe that variable compensation for our most senior executives should significantly outweigh base salaries.
Our 2023 NEO compensation reflects this philosophy. The following charts illustrate the target pay mix for our CEO and other NEOs for 2023. Note the significant portion of compensation that is at-risk and performance-based.

CEO	88% "At Risk" Compensation

71% Long-Term Incentive	17% Annual Incentive	12% Base Salary

Other NEO's	74% "At Risk" Compensation

55% Long-Term Incentive	19% Annual Incentive	26% Base Salary
HOW WE ASSESS PERFORMANCE
GOAL SETTING
Annually, the Committee establishes financial, strategic, and operational goals for the CEO related to three broad constituencies: stockholders, customers, and employees. The CEO’s goals are generally based upon the Company’s operations plan, which is reviewed by the Board.
Stockholder goals may include specific measurements of profitability, cash flow, capital efficiency, expense management, and outcomes related to environmental, social, and governance considerations. Customer goals may include new sources of revenue, geographic expansion, customer channel expansion, and new product development. Individual goals may include succession planning for key roles, improved workplace safety, improved leadership inclusion and diversity, and validation of program efficacy through external recognition.
We also believe it is important to embed compliance and risk management in all our business processes, including objective setting. The framework adopted by the Committee considers compliance and risk management objectives in evaluating overall performance.

Environmental, Social & Governance Goals
Our stockholders have expressed heightened interest in and appreciation of our sustainability programs and achievements, as well as our investments in building an inclusive and diverse culture. In response to stockholder feedback and in recognition of the Company’s ongoing commitment to safety, sustainability, and inclusion and diversity, we are continuing to enhance how we disclose our ESG goals and results.
Progress against ESG goals influence the Committee’s assessment of the CEO’s and NEOs’ annual performance and compensation decisions.

CATEGORY	OBJECTIVE

Safety	Year-over-year improvement in safety performance.

Sustainability
Greenhouse gas emissions (“GHG”): Continue to reduce GHG year-over-year in support of our 2030 sustainability goal of 50% reduction.
Waste to Landfill: Continue to reduce waste to landfill in support of our 2030 sustainability goal of zero waste to landfill.

Inclusion & Diversity (I&D)
Inclusion: Advance our culture of appreciation through programs and initiatives that help ensure a bias-free employee experience.
Diversity: Increase women and people of color in leadership roles in support of our 2030 sustainability goals of 35% female representation (globally) and 22% people of color representation (United States only).

CEO PERFORMANCE ASSESSMENT
In December of each year, the CEO prepares a self-review, discussing the progress made toward each of his individual goals, as well as the Company’s overall financial and operating performance. Each non-management director participates in an evaluation of CEO performance. The Lead Independent Director, in conjunction with the Compensation Committee Chair, led the Board’s assessment of Mr. Chambers’ performance as CEO. The following table summarizes Mr. Chambers’ goals and achievements for 2023:

OBJECTIVE	RESULT

Environmental, Social, Governance (ESG)
Deliver continuous improvement in safety performance. Make progress with our 2030 sustainability goals, including environmental impact of our greenhouse gas emissions and waste to landfill. Advance our progress on diversity in leadership while focusing on a culture of appreciation and belonging through fostering an inclusive and diverse environment.

Delivered world class safety performance levels with improvements in injury count and recordable incident rate. Continued to make progress on the Company’s 2030 sustainability goals, including significantly reducing greenhouse gas emissions and waste to landfill from 2022. Continued advancements in ensuring a culture of appreciation and bias-free employee experience.

Financial Performance
Deliver adjusted EBIT and top line growth consistent with the internal business plan, market opportunities, and investor expectations for earnings, return on capital, and cash flow. Demonstrate operational flexibility and strong operating margins.

Delivered record adjusted EBIT and high teen adjusted EBIT margins. Demonstrated operational flexibility to deliver strong financial results amidst mixed market conditions. Recognized positive price/cost mix and higher productivity while overcoming inflation and continued labor shortages.

Balance Sheet
Deliver 100% free cash flow conversion as a percentage of adjusted net income, through strong management of working capital and capital expenditures. Execute capital allocation strategy that provides liquidity, maintains an investment-grade credit rating, and maintains our cash flow commitments to stockholders over the long term.

Continued focus on managing working capital and capital expenditure investments in 2023. Returned $812 million to stockholders through dividends and share repurchases. Increased dividend to stockholders by approximately 50% based on long term cash outlook.

Enterprise Strategy
Translate strategy execution into value recognition for the enterprise. Continue to build acquisition capabilities and pipeline to support vision and strategy that will deliver long-term financial objectives and drive stockholder value creation.

On track to deliver 3-year financial objectives outlined in 2021. Built new capabilities to support enterprise strategy. Made progress towards structural changes commercially and operationally to improve the company’s growth and performance. Continued to build-out acquisition pipeline as well as evaluation and integration capabilities to support Enterprise Strategy.

Talent
Execute on talent development and succession plans. Expand I&D goals to all senior people leaders mentoring/sponsoring high performing leaders, and engage the Board on I&D progress.
Reduced voluntary turnover for global leadership roles despite dynamic labor market. Successfully transitioned several executive leadership roles, including CFO and Insulation President. Implemented I&D objectives for all Vice President level employees.

Board Leadership
Enable Board alignment with key operational, strategic, talent and ESG initiatives, while ensuring strong governance and oversight. Recruit and onboard high quality, diverse board members.
Aligned a highly engaged board on the key strategic, operational, and governance issues. Continued to leverage external experts to provide market and operational benchmarking relating to the company’s enterprise strategy, valuation, and Governance. Leveraged Lincoln Electric Holdings, Inc. (Nasdaq: LECO) board experience to expand perspective and help ensure strong governance practices.

DETAILS REGARDING 2023 PAY DECISIONS FOR NAMED EXECUTIVE OFFICERS
In this section, we review and explain the specific 2023 compensation decisions for each of our NEOs.
CORPORATE INCENTIVE PLAN
For 2023, CIP funding for corporate performance was based upon adjusted EBIT. The performance criteria were set by the Committee in February 2023 with target performance at $1,280 million. The funding targets and outcomes were as follows (dollars displayed in millions):

CIP METRIC	THRESHOLD (0% FUNDING)	GATE 1 (50% FUNDING)	TARGET (100% FUNDING)	MAXIMUM (200% FUNDING)	2023 ACTUAL	FUNDING	WEIGHT

Consolidated Adjusted EBIT	$896	$1,024	$1,280	$1,800	$1,805	200%	40%
Roofing EBIT	$476	$544	$680	$956	$1,174	200%	20%
Insulation EBIT	$329	$376	$470	$661	$619	178%	20%
Composites EBIT	$231	$264	$330	$464	$242	17%	20%
				TOTAL FUNDING		159%
Each NEO’s opportunity for the individual performance component (weighted at 25%) of the CIP is described below. Each NEO's opportunity was subject to discretion by the Committee based upon its assessment of the individual performance of each NEO for 2023. As described below, the factors considered in assessing individual performance were: the performance of business or functional areas for which the individual is accountable, achievement of predetermined qualitative goals, impact on the organization, and talent development.
Individual performance is based on a discretionary holistic assessment of the NEO’s overall performance. The Committee determined the CEO’s individual award based upon its assessment of his performance during 2023. For the other NEOs, the assessment was made by the CEO for each NEO on an individual basis and reviewed and approved by the Committee in its discretion. When assessing individual performance, the considerations by the CEO and the Committee included those referenced above when determining base salary, as well as a comparison among the NEOs to determine their relative contributions to the Company’s business results, with the goal to differentiate awards based on performance. The Committee received recommendations from the CEO, assessed his performance evaluation for each of the other NEOs and applied its judgment consistent with the factors described above to review and approve the CIP payouts for each NEO for 2023. The table below summarizes each NEO’s maximum opportunity and actual funding under the corporate and individual components pay under the CIP for 2023:

		CORPORATE PERFORMANCE (75% WEIGHTING)		INDIVIDUAL PERFORMANCE (25% WEIGHTING)
	TARGET CIP	MAX OPPORTUNITY	ACTUAL FUNDING	MAX OPPORTUNITY	ACTUAL INDIVIDUAL AWARD	TOTAL

Brian D. Chambers	140%	$2,520,000	$2,003,400	$840,000	$630,000	$2,633,400
Todd W. Fister	75%	$723,731	$575,366	$241,244	$180,932	$756,298
Kenneth S. Parks	75%	$—	$—	$—	$—	$—
Marcio A. Sandri	75%	$717,750	$570,612	$239,250	$149,531	$720,143
Gunner S. Smith	75%	$708,750	$563,456	$236,250	$206,719	$770,175
Gina A. Beredo	75%	$624,375	$496,379	$208,125	$140,484	$636,863

LONG-TERM INCENTIVE PLAN
The value of actual 2023 annual LTI grants for the NEOs versus prior year grants (as applicable) are described below. To determine the 2023 grant levels, the Committee considered a variety of factors including individual performance, prior year awards (as applicable), market median LTI award levels, total compensation versus market median, and the Company’s year-over-year performance. The actual accounting charge for these awards is determined under ASC Topic 718 and may be more or less than the standardized value the Company uses internally for grant size determination.

	2022 LTI AWARD	2023 LTI AWARD

Brian D. Chambers	$6,120,000	$7,000,000
Todd W. Fister	$1,100,000	$1,300,000
Kenneth S. Parks	$1,848,000	$1,903,440
Marcio A. Sandri	$1,200,000	$1,300,000
Gunner S. Smith	$1,100,000	$1,300,000
Gina A. Beredo	$900,000	$1,000,000
For the 2021-2023 LTI performance cycle, funding criteria for the PSUs were based on the Company’s: (1) adjusted Return on Capital (ROC) performance, (2) Total Shareholder Return relative to constituents of the Dow Jones Construction and Materials Index, and (3) adjusted Free Cash Flow Conversion (FCFC).
With regard to the 2021-2023 Total Shareholder Return metric, the scaled payout opportunities for percentile performance matched the design described above for the 2023-2025 TSR PRSUs. In terms of actual results, the Company’s stock performed at the 88th percentile versus companies in the index, resulting in 200% funding.
The Company’s 2021-2023 adjusted Return on Capital awards utilized the following payout structure: 0% funding was provided for below threshold performance; threshold performance resulted in 50% funding; target performance resulted in 100% funding; maximum performance resulted in 200% funding; and payouts were to be interpolated on a straight-line mathematical basis for performance between threshold and target or between target and maximum levels. Actual performance resulted in a payout of 200% of target. Specifically, the Company’s adjusted ROC performance for 2021, 2022, and 2023 was 17.9%, 23.3%, and 23.0%, respectively, against the threshold of 7.5%, the target of 10.0% and the maximum of 12.5%.
The Company’s 2021-2023 adjusted Free Cash Flow Conversion awards utilized the following payout structure: 0% funding was provided for below threshold performance; threshold performance resulted in 50% funding; target performance resulted in 100% funding; maximum performance resulted in 200% funding; and payouts were to be interpolated on a straight-line mathematical basis for performance between threshold and target or between target and maximum levels. Actual performance resulted in a payout of 156% of target. Specifically, the Company’s adjusted FCFC performance for 2021, 2022, and 2023 was 112%, 107.9%, and 94.0%, respectively, against the threshold of 75%, the target of 100% and the maximum of 110%.
As noted above, ROC and FCFC performance may reflect adjustments for material transactions, accruals, or charges as approved by the Committee, and thus may differ from our return on capital and free cash flow conversion discussed in our financial statements and other public disclosures. The value of the 2021-2023 LTI grant payouts is included in the “2023 Option Exercises and Stock Vested Table.”
SPECIAL GRANTS IN 2023
In connection with his appointment as CFO, Mr. Fister received an appointment grant of RSUs having an aggregate grant date value of $350,000, which will vest on September 15, 2026. In addition to his appointment grant, Mr. Fister’s base salary was increased to $675,000 per year, and his target annual incentive opportunity for 2023 remained at 75% of base salary.
Consistent with the Committee’s philosophy to align executive compensation with and enhance long-term stockholder value, on December 20, 2023, the Committee approved an equity award of RSUs having an aggregate grant date value of $1.0 million (the "Retention Award") to Gunner Smith, President, Roofing, under the Owens Corning 2023 Stock Plan. The Retention Award will vest on December 20, 2026, subject to Mr. Smith’s continued service with the Company during the three-year vesting period. In granting the Retention Award, the Committee considered multiple factors, including Mr. Smith’s sustained leadership of the Company’s Roofing business, which achieved record revenue, margin, and EBIT for 2023 through significantly improved operational efficiency and productivity, helping to create meaningful stockholder value. Because of this performance under Mr. Smith’s leadership, the Retention Award was intended to (i) ensure leadership continuity in support of the execution of the Company’s strategic plan; (ii) promote and ensure retention in a highly competitive environment for senior executives with Mr. Smith’s skills, experience, and track record of strong performance as demonstrated by his contributions to the Company’s financial performance, strategy, organizational leadership and execution of major initiatives; and (iii) further strengthen the alignment between compensation and long-term value creation for the benefit of stockholders.

CEO AND OTHER NEO TOTAL DIRECT COMPENSATION DECISIONS
The following tables summarize the Committee’s decisions for the 2023 performance year. Unlike the 2023 Summary Compensation Table, which includes the long-term incentive awards granted in calendar year 2023, Total Direct Compensation shown in the following table instead includes long-term incentive awards granted in February 2024, which reflect an assessment of 2023 performance. This table should not be viewed as a replacement for the 2023 Summary Compensation Table or other compensation tables set forth below, as details of 2024 long-term incentive awards are not material to understanding compensation that was delivered in 2023.
Brian D. Chambers, Chair and Chief Executive Officer

COMPENSATION ELEMENT	2023

2023 Base Salary	$1,200,000
2023 Annual Incentive	$2,633,400
2024 Grant of Restricted Stock Units(1)	$3,000,000
2024 Grant of Performance Share Units	$4,500,000
TOTAL DIRECT COMPENSATION	$11,333,400
2023 Other NEO Total Direct Compensation

COMPENSATION ELEMENT	TODD W. FISTER(2)	KENNETH S. PARKS	MARCIO A. SANDRI	GUNNER S. SMITH	GINA A. BEREDO

2023 Base Salary	$675,000	$742,000	$638,000	$630,000	$555,000
2023 Annual Incentive	$756,298	$—	$720,143	$770,175	$636,863
2024 Grant of Restricted Stock Units(1)	$640,000	$—	$1,300,000	$520,000	$480,000
2024 Grant of Performance Share Units	$960,000	$—	$—	$780,000	$720,000
TOTAL DIRECT COMPENSATION	$3,031,298	$742,000	$2,658,143	$2,700,175	$2,391,863
(1)RSUs granted in 2024 will move to a three-year ratable vest schedule, with one-third of the grant vesting each year, starting on the first anniversary of the grant date.
(2)Base salary increased from $630,000 to $675,000 upon appointment to CFO role on September 15, 2023.

Todd W. Fister, Executive Vice President, Chief Financial Officer (Former President, Insulation)
Key 2023 measurement criteria for Mr. Fister as Executive Vice President, Chief Financial Officer included:
•Progress against ESG goals of safety, sustainability, and inclusion and diversity;
•Balance sheet management, capital adequacy, free cash flow conversion, forecasting, and external guidance;
•Effective financial controls and systems;
•Successful identification and execution of organic and inorganic growth opportunities; and
•Development of strong relationships with external constituents (investors, analysts, bankers, rating agencies, advisors).
Key 2023 measurement criteria for Mr. Fister as President, Insulation included:
•Progress against ESG goals of safety, sustainability, and inclusion and diversity;
•Deliver financial results for the Insulation business;
•Drive major innovation initiatives;
•Improve operating efficiency and network optimization; and
•Talent development, retention, and succession management.
As a result of his assessment of Mr. Fister’s performance, Mr. Chambers recommended the Committee approve a payout of 157% of Target under the annual CIP for him. This is comprised of 159% funding for the corporate component of the award opportunity and 150% funding of the individual component. The Committee approved this award of $756,298. In addition, the Committee approved an aggregate long-term incentive award of $1,600,000, granted in February 2024.

Kenneth S. Parks, Former Executive Vice President, Chief Financial Officer
Key 2023 measurement criteria for Mr. Parks included:
•Progress against ESG goals of safety, sustainability, and inclusion and diversity;
•Effective capital allocation and access to capital markets;
•Balance sheet management, capital adequacy, free cash flow conversion, forecasting, and external guidance;
•Effective financial controls and systems;
•Successful identification and execution of organic and inorganic growth opportunities; and
•Development of strong relationships with external constituents (investors, analysts, bankers, rating agencies, advisors).
Mr. Parks left the Company in September 2023. As a result of his departure, Mr. Parks received no payout for the annual CIP and received no aggregate long-term incentive award in February 2024.
Marcio A. Sandri, President, Composites
Key 2023 measurement criteria for Mr. Sandri included:
•Progress against ESG goals of safety, sustainability, and inclusion and diversity;
•Deliver financial results for the Composites business;
•Accelerate product and process innovation;
•Improve manufacturing performance and productivity;
•Execute strategy to pivot the Composites business through acquisitions and divestitures; and
•Talent development, retention, and succession management.
As a result of his assessment of Mr. Sandri’s performance, Mr. Chambers recommended the Committee approve a payout of 150% of Target under the annual CIP for him. This is comprised of 159% funding for the corporate component of the award opportunity and 125% funding of the individual component. The Committee approved this award of $720,143. In addition, the Committee approved an aggregate long-term incentive award of $1,300,000, granted in February 2024.
Gunner S. Smith, President, Roofing
Key 2023 measurement criteria for Mr. Smith included:
•Progress against ESG goals of safety, sustainability, and inclusion and diversity;
•Deliver financial results for the Roofing business;
•Increase market share through strategic initiatives;
•Improve manufacturing performance and productivity; and
•Talent development, retention, and succession management.
As a result of his assessment of Mr. Smith’s performance, Mr. Chambers recommended the Committee approve a payout of 163% of Target under the annual CIP for him. This is comprised of 159% funding for the corporate component of the award opportunity and 175% funding of the individual component. The Committee approved this award of $770,175. In addition, the Committee approved an aggregate long-term incentive award of $1,300,000, granted in February 2024.
Gina A. Beredo, Executive Vice President, General Counsel and Corporate Secretary
Key 2023 measurement criteria for Ms. Beredo included:
•Progress against ESG goals of safety, sustainability, and inclusion and diversity;
•Strengthen the Company’s governance profile;
•Drive enterprise value through key initiatives in Legal, Corporate Affairs, and Government Affairs;
•Provide M&A support to the enterprise; and
•Talent development, retention, and succession management.
As a result of his assessment of Ms. Beredo’s performance, Mr. Chambers recommended the Committee approve a payout of 153% of Target under the annual CIP for her. This is comprised of 159% funding for the corporate component of the award opportunity and 135% funding of the individual component. The Committee approved this award of $636,863. In addition, the Committee approved an aggregate long-term incentive award of $1,200,000, granted in February 2024.

 ADDITIONAL COMPENSATION PRACTICES
STOCK OWNERSHIP GUIDELINES AND HOLDING REQUIREMENTS
Stock ownership guidelines for our officers and directors are designed to closely link their interests with those of our stockholders. These stock ownership guidelines provide that the CEO must own stock with a value of six times his base salary and each other continuing NEO must own stock with a value of three times his or her base salary. As of the date of this Proxy Statement, all continuing NEOs hold stock in excess of the applicable ownership guidelines. Outside directors are required to own shares with a value of five times the maximum annual cash retainer. All outside directors hold stock in excess of the ownership guidelines applicable to our directors. The Company does not have a specific period of time in which executives must meet their stock ownership requirements; however, executives are required to hold all shares of stock (on a net, after-tax basis) that have been granted by the Company until ownership requirements are met. Executives are also not required to purchase stock to satisfy their ownership requirements. All shares granted by the Company (including shares underlying unvested RSUs and vested but deferred stock, but not including shares underlying unvested PSUs) are counted toward satisfaction of the stock ownership requirement. Directors are required to meet the holding requirement within five years of joining the Board and are required to hold all stock until ownership requirements are met. For further details on actual ownership, please refer to the “Security Ownership of Executive Officers and Directors” table provided earlier in this Proxy Statement.
COMPENSATION-BASED RISK ASSESSMENT
The Committee believes that although the majority of compensation provided to the NEOs is performance-based, our compensation programs for all employees do not encourage behaviors that pose a material risk to the Company. The design of our employee compensation programs encourages balanced focus on both the short-term and the long-term operational and financial goals of the Company. The Company reviewed the risks associated with its global compensation program and reviewed the results with the Committee during 2023. As a result, the Committee continues to believe that there are no risks arising from employee compensation programs that are reasonably likely to have a material adverse effect on the Company.
TIMING OF EQUITY AWARDS
The Company does not have any program, plan, or practice to time equity grants in coordination with the release of material, non-public information. Annual awards of RSUs and PSUs are granted on the date of the Committee’s February meeting. The Company may also grant equity awards to newly-hired or promoted executives, effective on the start or promotion date.
PERQUISITES
The Compensation Committee reviews its perquisites policy and determines perquisites annually. In 2023, the Company provided, at modest expense, annual health physicals for our executive officers. We provide this benefit to help preserve our investment in our NEOs by encouraging them to maintain healthy lifestyles and to be proactive in their preventative healthcare. In addition, in 2023, spouses or guests of NEOs could travel, on a space available basis, on the Company’s corporate aircraft when already being used for business trips. Such travel had limited or no incremental cost to the Company. On such occasions, the NEO was subject to imputed income at the applicable Standard Industrial Fare Level rates for any personal passengers attributable to him or her on that flight. Except for the CEO, in instances where a spouse or guest of a NEO accompanied the NEO on business travel, specifically at the request of the Company, the Company provided a tax gross up on the imputed income attributed to the spouse or guest’s travel. The Company does not provide tax gross-ups for the travel of the CEO’s spouse. The Committee approved Mr. Chamber’s use of the Company’s corporate aircraft to attend Lincoln Electric Holdings, Inc. board meetings. While the CEO’s use of the corporate aircraft to attend an outside public company’s board meetings is disclosed as a perquisite under SEC rules, the Committee believes such use of corporate aircraft by the CEO serves an appropriate purpose and has approved that use. After considering the associated efficiencies of, and the relative safety and security provided in connection with Mr. Chambers' use of the Company's corporate aircraft for this purpose, (as well as the increased effectiveness of Mr. Chambers as the Company’s CEO resulting from his participation on the Lincoln Electric board), the Committee approved Mr. Chambers’ personal use of the corporate aircraft to attend Lincoln Electric board meetings.
DEFERRED COMPENSATION PLAN
The Company maintains a nonqualified deferred compensation plan under which certain employees, including the NEOs, are permitted to defer receipt of some or all of their base salary and cash incentive awards under the CIP. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or Company stock. The deferred compensation plan is not funded, and participants have an unsecured commitment from the Company to pay the amounts due under the plan. When such payments become distributable, the cash will be distributed from general assets.
The Company also provides a 401(k) restoration match to restore benefits that are limited in the qualified 401(k) Savings Plan due to IRS rules. The benefit is calculated as the Company contribution the employee would have received absent IRS pay limits and nonqualified deferrals, less the actual Company contribution to the 401(k) Savings Plan. Eligible participants must be employed at the end of the calendar year to receive this benefit, which is added to unfunded deferred compensation accounts annually and administered to comply with Section 409A of the Internal Revenue Code.
In addition, certain employees, including NEOs, may voluntarily defer receipt of some or all of their stock-based awards granted under the LTI program.

We provide the opportunity to defer compensation in an effort to maximize the tax efficiency of our compensation program. We believe that this benefit, along with the 401(k) restoration match, is an important retention and recruitment tool as many of the companies with which we compete for executive talent provide similar plans to their executive employees.
POST-TERMINATION COMPENSATION
We have entered into severance agreements with our NEOs and these agreements were approved by the Committee. The severance agreements were adopted for the purpose of providing for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without cause (as this term is defined in the severance agreements). We believe that these agreements are important to recruiting and retaining our officers, as many of the companies with which we compete for executive talent have similar agreements in place for their executive employees. Based on practices among peer companies and consistent with the interests and needs of the Company, the Committee determined an appropriate level of severance payments and the circumstances that should trigger such payments. Therefore, the severance agreements with the NEOs provide, under certain termination scenarios, up to two years of pay and benefits. The severance agreements provide for payments upon a change in control only if the individual is also terminated for reasons other than cause in connection with the change in control. Payments under the severance agreements are made in cash and are paid in the same manner as the regular payroll over a 24-month period. Health care coverage provided under the severance agreements is provided in kind. Additional specific information regarding potential payments under these severance agreements is found under the heading, “Potential Payments upon Termination or Change-in-Control.” The “Payments Upon Termination or Change-In-Control Table” also includes specific information regarding the treatment of equity grants under various scenarios.
DISCLOSURE OF SPECIFIC INCENTIVE TARGETS
With respect to both the CIP and LTI, detail on the specific financial performance targets under these criteria for performance periods completed during the reporting period has been disclosed above. However, certain performance targets for ongoing and future performance periods may not be disclosed because they are substantially based on the prospective strategic plans and corporate objectives of the Company, and disclosure of these prospective specific performance targets is not material to an understanding of our NEO compensation for 2023. Such performance goals do not have a material impact on the compensation actually received in, or attributable to, the 2023 reported period. As described above, and as evidenced by the targets and outcomes described for the completed performance periods for the incentive compensation plans, the performance targets selected have a degree of difficulty which the Committee considers to be challenging but achievable. The Committee establishes the goals at the beginning of the performance period at levels that reflect our internal, confidential operations plan. These goals generally require a high level of financial performance in the context of the current business climate and over the performance periods to be achieved.

COMPENSATION GOVERNANCE PRACTICES
We consider it to be good governance to monitor the evolution of compensation best practices. Some of the most important practices incorporated into our program include the following:

WHAT WE DO
✓	Review of Pay for Performance. The Committee regularly reviews the relationship between compensation and Company performance.

✓
Median Compensation Targets. All compensation elements for our executives are initially targeted at the median of our competitive marketplace for talent and positioned within a reasonable range based on actual experience and performance.

✓
Performance Metrics. The Committee annually reviews performance goals for our annual and long-term incentive plans to assure the use of challenging, but fair metrics and targets. Additionally, the Committee reviews the cost of our plans at various performance levels to help ensure that stockholders are appropriately benefiting from performance outcomes.

✓
Clawbacks. As previewed in the Company’s 2023 proxy statement, in 2023, the Company adopted a new executive compensation Clawback Policy to comply with final SEC and NYSE clawback rules. Under the Clawback Policy, in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (an “Accounting Restatement”), the Company will promptly recoup any erroneously awarded compensation received by each current or former executive officer covered by the Clawback Policy during an applicable three-year recovery period. “Erroneously awarded compensation” for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the Clawback Policy is in general limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures. The Committee will determine, in its sole discretion, the timing and method for recouping such erroneously awarded compensation. In general, the Company may utilize a broad range of recoupment methods under the Clawback Policy, but recovery under the Clawback Policy may be foregone under limited, specific circumstances as described in the Clawback Policy (where recovery would be impracticable because the third-party direct expense of recovery exceeds the amount to be recovered, recovery would violate certain identified laws, or recovery would cause an otherwise tax-qualified, broad-based plan to fail to continue to so qualify). Operation of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company may not indemnify any such executive officer against the loss of such erroneously awarded compensation. Current executive officers covered by the Clawback Policy will be expected to acknowledge being subject to the Clawback Policy.
In addition, when the Clawback Policy was adopted in 2023, the Company also adopted a new Supplemental Clawback Policy for good governance purposes. The Supplemental Clawback Policy is administered by the Company’s executive management. Under the Supplemental Clawback Policy, in the event the Company is required to prepare an Accounting Restatement and executive management determines that any salaried employee’s error or omission caused or otherwise contributed to the Accounting Restatement, the executive management may determine that the Company is entitled to recoup any erroneously awarded compensation received by such employee during an applicable three-year recovery period (except that, for purpose of the Supplemental Clawback Policy, such recovery does not need to be conducted without regard to any taxes paid). Further, if the executive management determines that an executive officer has engaged in Detrimental Conduct, the executive management, in its sole discretion, may recoup all or part of such employee’s bonus, commission, equity-based or other incentive compensation vested or paid during three years prior to the commencement of the Detrimental Conduct, and may cancel all or part of such employee’s unvested or unpaid bonus, commission, equity-based or other incentive compensation. “Detrimental Conduct” generally means such employee’s fraud, willful misconduct, dishonesty, violation of Company or affiliate policy, commission of certain criminal acts, conduct in violation of federal or other applicable securities laws, gross negligence or willful misconduct in a supervisory or risk management capacity, or breach of material obligation to the Company or its affiliates. The executive management will determine in its sole discretion whether or not any salaried employee has engaged in Detrimental Conduct and the amount or value to be reimbursed or forfeited under the Supplemental Clawback Policy. In general, the Company may utilize a broad range of recoupment methods under the Supplemental Clawback Policy, and recovery under the Supplemental Clawback Policy is subject to substantial executive management discretion and judgment, as described in the Clawback Policy.

✓
Meaningful Stock Ownership Guidelines. Our stock ownership requirements are rigorous: six times base salary for the CEO, three times base salary for other continuing NEOs, and five times maximum annual cash retainer for Board members.

✓
Review of Compensation Peer Group. Our compensation peer group is reviewed regularly by the Committee and adjusted, when necessary, to help ensure that its composition remains a relevant and appropriate comparison for our executive compensation program.

✓	Review of Committee Charter. The Committee reviews its charter annually to consider the incorporation of modern governance practices.

✓
Stockholder Outreach. We regularly solicit feedback from our stockholders on our executive compensation programs and corporate governance, and when applicable, incorporate such feedback into our compensation structure going forward.

✓
Pay Equity. We have a robust pay equity system, which includes multiple processes and controls to help prevent pay equity gaps from occurring. We perform a biennial pay equity review with the assistance of a third-party vendor who utilizes a strong, statistical analysis of pay equity across our global salaried workforce. We promptly remediate all identified and substantiated pay gaps through pay increases.

✓	Restrictive Covenants. Our NEOs must adhere to restrictive covenants upon separation from the Company, including non-compete, non-solicitation and non-disclosure obligations.

✓
Market-Competitive Retirement Programs. We eliminated defined benefit pension benefits for U.S. salaried employees hired after January 1, 2010 and froze existing salaried pension benefits to future accruals at the same time. Our NEOs participate in the Company’s 401(k) plan and are eligible for a Company match on amounts in excess of statutory limits.

WHAT WE DON'T DO

✗
No Hedging; no pledging. Our insider trading policy prohibits trading and/or entering into hedging transactions at any time in publicly traded options, puts, calls, straddles, strips or any other securities derived from or relating to Company securities for all those subject to the policy, which includes all directors, executive officers and employees. The policy also prohibits our directors, executive officers and all other employees from pledging Company securities as collateral for a loan or holding Company securities in a margin account.

✗	No Excise Tax Gross-Ups. Parachute excise tax reimbursements and gross-ups will not be provided in the event of a change-in-control.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
By the Compensation Committee:
Edward F. Lonergan, Chair
Eduardo E. Cordeiro
Alfred E. Festa
John D. Williams

NAMED EXECUTIVE OFFICER COMPENSATION
2023 SUMMARY COMPENSATION TABLE
The following tables provide information on total compensation paid to the CEO, the CFO and the other NEOs.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON- EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Brian D. Chambers Board Chair and CEO	2023	1,200,000	—	7,111,895	—	2,633,400	—	297,961	11,243,256
	2022	1,200,000	—	6,423,452	—	3,150,000	—	206,402	10,979,854
	2021	1,183,334	—	5,660,783	—	2,812,500	—	125,526	9,782,143
Todd W. Fister Executive Vice President, CFO	2023	636,629	—	1,670,563	—	756,298	—	182,697	3,246,187
	2022	582,500	—	1,154,416	—	829,688	—	61,353	2,627,957
Kenneth S. Parks Former Executive Vice President, CFO	2023	522,083	—	1,933,905	—	—	—	65,771	2,521,759
	2022	717,501	—	1,939,472	—	980,109	—	49,577	3,686,659
	2021	700,008	—	1,900,853	—	951,563	—	37,487	3,589,911
Marcio A. Sandri President, Composites	2023	634,667	—	1,320,654	—	720,143	3,000	103,951	2,782,415
	2022	611,667	—	1,259,351	—	851,681	1,000	76,162	2,799,861
	2021	573,334	—	1,127,979	—	815,625	1,000	58,035	2,575,973
Gunner S. Smith President, Roofing	2023	623,333	—	2,320,636	—	770,175	2,000	116,895	3,833,039
	2022	582,500	—	1,154,416	—	813,094	1,000	71,950	2,622,960
	2021	537,500	—	1,023,537	—	756,188	—	44,976	2,362,201
Gina A. Beredo Executive Vice President, General Counsel and Corporate Secretary	2023	549,167	—	1,015,638	—	636,863	—	66,986	2,268,654
	2022	516,667	—	944,365		711,750	—	24,684	2,197,466
	2021	280,303	100,000	2,030,165	—	375,679	—	21,531	2,807,678
(1)The amounts reflected in this column for 2023 relate to RSUs and equity-based PSUs granted under the Owens Corning 2019 Stock Plan and Owens Corning 2023 Stock Plan. The amounts shown reflect the aggregate grant date fair value with respect to all stock awards made during the year. PSUs granted during 2023 are reflected in the column, including at the full fair value based on the probable outcome of the applicable performance criteria for the award on the grant date. The grant date values of the PSUs at the maximum possible payout are as follows: Mr. Chambers: $8,623,878; Mr. Fister: $1,601,447; Mr. Parks: $2,345,084; Mr. Sandri: $1,601,447; Mr. Smith: $1,601,447; and Ms. Beredo: $1,231,459. See Note 17 to the Consolidated Financial Statements included in our 2023 Annual Report on Form 10-K for a discussion of the relevant assumptions made in such valuations. For further information on the 2023 awards, including the maximum potential payout based on the attainment of maximum funding, see the 2023 Grants of Plan-Based Awards Table below.
(2)The amounts reflected in this column for 2023 reflect payouts under the 2023 CIP to each NEO paid in 2024.
(3)The amounts reflected in this column for 2023 consist of the increase in actuarial value of each NEO’s pension benefits in 2023. The total accrued pension value is reflected in the 2023 Pension Benefits Table below. No above-market or preferential earnings on non-qualified deferred compensation are reported in this column.
(4)For 2023, the amounts shown for Mr. Chambers, Mr. Parks, Mr. Sandri, and Ms. Beredo represent contributions made by the Company to the qualified savings plan and nonqualified deferred compensation plan. The amounts shown for Mr. Fister represent contributions made by the Company to the qualified savings plan and nonqualified deferred compensation plan, and an executive physical. The amount also includes reimbursement of a tax liability (and income taxes payable as a result of such reimbursement) relating to an audit of his Belgian tax return filed by Mr. Fister for the period that he served as President, Insulation. The Company reimbursed Mr. Fister for these costs because they were incurred as a result of his job responsibilities in Europe. The amounts shown for Mr. Smith represent contributions made by the Company to the qualified savings plan and nonqualified deferred compensation plan, an executive physical, and tax gross-ups for imputed income associated with spousal travel on the Company's corporate aircraft.

The following table provides more detail behind the 2023 amounts reported in column (i) above:

NAME	QUALIFIED SAVINGS PLAN COMPANY CONTRIBUTION ($)	NONQUALIFIED DEFERRED COMPENSATION PLAN COMPANY CONTRIBUTION ($)	TAX REIMBURSEMENTS ($)	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(1)	TOTAL: ALL OTHER COMPENSATION ($)

Brian D. Chambers	26,400	271,561	—	—	297,961
Todd W. Fister	26,400	73,429	80,418	2,450	182,697
Kenneth S. Parks	26,400	39,371	—	—	65,771
Marcio A. Sandri	26,400	77,551	—	—	103,951
Gunner S. Smith	26,400	71,429	16,616	2,450	116,895
Gina A. Beredo	26,400	40,586	—	—	66,986
(1)The amounts reflected in this column represent the incremental cost for perquisites and other personal benefits provided to our NEOs. In 2023, this included an executive physical for Mr. Fister and Mr. Smith.

2023 GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information regarding threshold, target and maximum award levels or full grant amounts under various compensation and incentive plans applicable to the NEOs. The narrative that follows describes such programs as reflected in the table. Actual payouts for the 2023 CIP are reflected in column (g) of the 2023 Summary Compensation Table. Funding and individual award amounts are determined as described in the narrative to these tables.

NAME	GRANT DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Brian D. Chambers	2023 CIP (1)	—	1,680,000	3,360,000	—		—		—
	2023 RSU (2)				—		—	28,251	2,799,957
	2023 ROC PSU (3)				—	14,125	28,250		1,313,201
	2023 TSR PSU (3)				—	14,125	28,250		1,685,536
	2023 FCFC PSU (3)				—	14,125	28,250		1,313,201
Todd W. Fister	2023 CIP (1)	—	482,487	964,974	—		—		—
	2023 RSU (2)				—		—	5,246	519,931
	2023 ROC PSU (3)				—	2,623	5,246		243,860
	2023 TSR PSU (3)				—	2,623	5,246		313,003
	2023 FCFC PSU (3)				—	2,623	5,246		243,860
	2023 Appointment RSU (4)				—		—	2,558	349,909
Kenneth S. Parks	2023 CIP (1)	—	—	—	—		—		—
	2023 RSU (2)				—		—	7,682	761,363
	2023 ROC PSU (3)				—	3,841	7,682		357,098
	2023 TSR PSU (3)				—	3,841	7,682		458,347
	2023 FCFC PSU (3)				—	3,841	7,682		357,098
Marcio A. Sandri	2023 CIP (1)	—	478,500	957,000	—		—		—
	2023 RSU (2)				—		—	5,246	519,931
	2023 ROC PSU (3)				—	2,623	5,246		243,860
	2023 TSR PSU (3)				—	2,623	5,246		313,003
	2023 FCFC PSU (3)				—	2,623	5,246		243,860

NAME	GRANT DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Gunner S. Smith	2023 CIP (1)	—	472,500	945,000	—		—		—
	2023 RSU (2)				—		—	5,246	519,931
	2023 ROC PSU (3)				—	2,623	5,246		243,860
	2023 TSR PSU (3)				—	2,623	5,246		313,003
	2023 FCFC PSU (3)				—	2,623	5,246		243,860
	2023 Retention RSU (5)				—		—	6,780	999,982
Gina A. Beredo	2023 CIP (1)	—	416,250	832,500	—		—		—
	2023 RSU (2)				—		—	4,035	399,909
	2023 ROC PSU (3)				—	2,017	4,034		187,520
	2023 TSR PSU (3)				—	2,017	4,034		240,689
	2023 FCFC PSU (3)				—	2,017	4,034		187,520
(1)Reflects the NEO’s annual incentive opportunity under the CIP for the annual performance period commencing in 2023. Actual amounts paid out under the 2023 CIP are reflected in column (g) of the 2023 Summary Compensation Table. Funding and individual award amounts are determined as described in the narrative to these tables and the Compensation Discussion and Analysis above. The CIP provides no payout at or below threshold funding. Incentive payments are made only where plans fund above threshold.
(2)Reflects the RSUs granted to each NEO on February 1, 2023, which generally vest 25% per year over four years.
(3)Reflects the long-term incentive opportunity granted to the NEO under the 2019 Owens Corning Stock Plan for the performance period commencing in 2023. PSUs were granted on February 1, 2023 and will generally vest at the end of the three-year performance period depending on performance results. Funding and individual award amounts are determined as described in the narrative to these tables and the Compensation Discussion and Analysis above. ROC, TSR and FCFC PSU grants provide no payout at or below threshold performance. The value of PSUs reflected in column (j) is the fair value based on the probable outcome of the performance criteria for the award on the grant date. See Note 17 to the Consolidated Financial Statements included in our 2023 Annual Report on Form 10-K for a discussion of the relevant assumptions made in such valuations.
(4)Reflects the appointment grant of RSUs awarded to Mr. Fister (three-year cliff vesting) under the 2023 Stock Plan.
(5)Reflects the retention grant of RSUs awarded to Mr. Smith (three-year cliff vesting) under the 2023 Stock Plan.

NARRATIVE TO 2023 SUMMARY COMPENSATION TABLE AND 2023 GRANTS OF PLAN-BASED AWARDS TABLE
Base Salary, Severance and Certain Other Arrangements
During 2023, each of the NEOs participated in the Company’s compensation and benefits programs for salaried employees as described here and reflected in the tables and accompanying footnotes. Each NEO received an annual base salary as reflected in the 2023 Summary Compensation Table above. The amount of such base salary as a component of the total compensation is established and reviewed each year by the Compensation Committee and is described above in the Compensation Discussion and Analysis. Severance arrangements with each of the NEOs are as described below in the Potential Payments Upon Termination or Change-In-Control section.
Annual Corporate Incentive Plan
The Company maintains the CIP, with specific Company performance criteria adopted annually. Each of the NEOs is eligible to receive annual cash incentive awards based on his or her individual performance and corporate performance against annual performance goals set by the Compensation Committee. Under the CIP for the 2023 annual performance period, the funding measures set by the Compensation Committee were based on consolidated adjusted EBIT and EBIT for the Roofing, Insulation, and Composites businesses, respectively. Cash awards paid to the NEOs under the CIP for the 2023 performance period are reflected in column (g) of the 2023 Summary Compensation Table above and the range of award opportunities under the 2023 CIP is reflected in the 2023 Grants of Plan-Based Awards Table above.
Long-Term Incentive Program
The Company maintains a long-term incentive plan applicable to certain salaried employees as selected by the Compensation Committee, including each of the NEOs. The plan is designed to align participant compensation with the attainment of certain longer-term business goals established by the Compensation Committee.
In 2023, the Company’s stockholders approved the Owens Corning 2023 Stock Plan, which replaced the Owens Corning 2019 Stock Plan. In this Proxy Statement, we refer to the stock plan in place at the relevant time as the “Stock Plan.” The Stock Plan provides for participation by employees, management and directors and authorizes grants of stock options, stock appreciation rights, stock awards, restricted stock awards, RSUs, bonus stock awards, performance share awards and PSUs. The 2023 Stock Plan document was filed with the SEC in connection with the 2023 Proxy Statement.
The long-term incentive plan utilizes PSUs with three-year performance cycles, adopted annually, with payouts under the program dependent upon corporate performance against performance goals set by the Compensation Committee for each cycle. The January 1, 2021 through December 31, 2023 cycle vested on December 31, 2023 and is therefore included in the Options Exercised and Stock Vested table. The remaining outstanding three-year cycles as of December 31, 2023 include: January 1, 2022 through December 31, 2024 and January 1, 2023 through December 31, 2025. Estimated future payouts of awards under the 2023-2025 cycle are reflected in the 2023 Grants of Plan-Based Awards Table above.
The awards shown in the 2023 Grants of Plan-Based Awards Table represents the NEO’s opportunity to earn the amount shown in the “maximum” column of the table if the maximum performance goal established by the Compensation Committee at the beginning of the performance period are attained or exceeded for the performance period. In the event the maximum performance goal is not attained, then the NEOs may earn the amounts shown in the “target” column if the target level of performance is attained or amounts below the “target” level if a lower level of performance is attained. Participants will earn intermediate amounts for performance between the maximum and target levels, or between the target and threshold levels.
For the performance period commencing in 2023, the long-term incentive plan provides an award under the Owens Corning Stock Plan in four separate components: (1) restricted stock unit awards granted under the long-term incentive plan generally vest and restrictions lapse 25% per year over four years, based on continued employment during the vesting period; (2) ROC PSU awards granted under the long-term incentive plan generally vest at the end of the three-year performance period, and are settled in shares based on the performance of the Company against pre-established performance criteria; (3) TSR PSU awards granted under the long-term incentive plan generally vest at the end of the three-year performance period, and are settled in shares based on the performance of the Company against pre-established relative TSR performance criteria; and (4) FCFC PSU awards granted under the long-term incentive plan generally vest at the end of the three-year performance period, and are settled in shares based on the performance of the Company against pre-established performance criteria.

CEO PAY RATIO
The SEC requires annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of the CEO. The following pay ratio disclosure is the Company’s reasonable, good faith estimate based upon the permitted methodology described below, pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K:
We do not believe there has been a change in our employee population or in our employee compensation arrangements that would result in a significant change to our CEO pay ratio disclosure. As a result, and consistent with applicable SEC rules, we have used the same median employee for the 2023 CEO pay ratio as we did for the 2022 CEO pay ratio. The following disclosure includes the process used to identify the median employee and the assumptions used to calculate the ratio.

PROCESS	ASSUMPTIONS	2023 TOTAL COMPENSATION

1.As of October 1, 2022, we employed 19,879 full and part-time active employees (excluding our CEO) at our parent company and consolidated subsidiaries (“Global Population”).
2.We excluded 661 non-U.S. employees (or 3.3% of the Global Population) from the Global Population in accordance with SEC rules*.
3.After these exclusions, our adjusted Global Population was 19,218 employees.
4.For each employee who was included in our adjusted Global Population, we determined the employee’s total cash compensation (base salary, overtime, guaranteed compensation and bonus compensation) from our payroll system for the 12-month period ended on September 30, 2022.
5.Based on each employee’s total cash compensation, we then identified the median employee from our adjusted Global Population.

1.Each non-U.S. employee’s total cash compensation was converted from local currency to U.S. dollars using the closing spot foreign exchange rate on September 30, 2022.
2.The annual total compensation for our CEO represents the amount reported for our CEO for 2023 in the “Total” column (column (j)) of our 2023 Summary Compensation Table of this Proxy Statement.
3.The annual total compensation for our median employee represents the amount of such employee’s compensation for 2023 that would have been reported in the 2023 Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee had been a Named Executive Officer for 2023.

1.The annual total compensation of our CEO was: $11,243,256.
2.Median of the annual total compensation of all employees (except the CEO): $66,608.
3.Based on the above information, for 2023 the ratio of the median of the annual total compensation of all employees to the annual total compensation of the CEO was approximately 1 to 169. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

*    Breakdown of our total Global Population as of October 1, 2022: USA (8,622 employees), non-U.S. (11,257 employees). Countries (number of employees) excluded were as follows: Austria (4), Belarus (5), Chile (40), Denmark (8), Estonia (7), Hong Kong (2), Japan (20), Latvia (9), Norway (9), Russia (489), Singapore (48), Slovakia (1), Switzerland (18), and United Arab Emirates (1)

PAY VERSUS PERFORMANCE
The SEC requires annual disclosure of pay versus performance information that shows the relationship between executive compensation actually paid and the Company’s performance. The following pay versus performance disclosure is based upon permitted methodology, pursuant to SEC guidance under Item 402(v) of Regulation S-K.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (1)	COMPENSATION ACTUALLY PAID TO PEO (1,2,3)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS (1)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS (1,2,3)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME ($MILLION)	ADJUSTED EBIT ($MILLION) (4)
					TOTAL SHAREHOLDER RETURN	PEER GROUP TOTAL SHAREHOLDER RETURN
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	$11,243,256	$31,090,475	$2,929,921	$5,104,932	$242.49	$209.03	$1,196	$1,805
2022	$10,979,854	$14,107,038	$2,946,087	$3,808,951	$136.88	$145.43	$1,241	$1,758
2021	$9,782,143	$12,619,790	$2,894,244	$3,194,386	$142.89	$194.73	$995	$1,415
2020	$7,549,789	$12,670,545	$2,029,479	$2,840,007	$118.16	$122.63	$(383)	$878

PEO and Avg. NEO Compensation Actually Paid
vs Net Income and Adjusted EBIT
Net Income and Adjusted EBIT ($Millions)
2100
1800
1500
1200
900
600
300
0
-300
-600
Compensation Actually Paid Millions
36
33
30
27
24
21
18
15
12
9
6
3
0
-3
-6
2020
2021
2022
2023
PEO CAP
Avg. NEO CAP
Net Income
Adjusted EBIT

Compensation Actually Paid vs. TSR
Compensation ($Millions)
33
30
27
24
21
18
15
12
9
6
3
0
Total Shareholder Return at $100 Invested at Beginning of Period
250
200
150
100
50
0
2020
2021
2022
2023
PEO CAP
Avg. NEO CAP
Owens Corning TSR
Peer group TSR

TABULAR LIST OF FINANCIAL METRICS USED TO LINK NEO COMPENSATION ACTUALLY PAID TO COMPANY PERFORMANCE
Consolidated Adjusted EBIT	Roofing EBIT	Insulation EBIT	Composites EBIT
Adjusted Return on Capital	Adjusted Free Cash Flow Conversion	Relative TSR
Notes to the Pay versus Performance Chart
(1)The PEO in each covered year is Mr. Chambers. The Non-PEO NEOs for whom the average compensation is presented in this table are: for fiscal 2023, Messrs. Fister, Parks, Sandri, and G. Smith and Ms. Beredo; 2022, Messrs. Parks, Sandri, D. Smith, and Fister; for fiscal year 2021, Ms. Beredo, and Messrs. Parks, Sandri, and D. Smith; and for fiscal year 2020, Messrs. Gandhi, Parks, Sandri, D. Smith, and G. Smith.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and applicable SEC guidance, and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year. Please note that, while similar adjustment information was provided in our 2023 proxy statement for 2020, 2021 and 2022, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because it is not material to our stockholders' understanding of the information reported in the PVP table for 2023 or the relationship disclosures provided below.
(4)Reconciliation and further information for Adjusted EBIT can be found on page 31 of our 2023 Form 10-K filed with the SEC on February 14, 2024. For 2023, this number was adjusted to remove the impact of acquisitions.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO	EXCLUSION OF CHANGE IN PENSION VALUE	EXCLUSION OF STOCK AWARDS AND OPTION AWARDS	INCLUSION OF PENSION SERVICE COST	INCLUSION OF EQUITY VALUES	COMPENSATION ACTUALLY PAID TO PEO

2023	$11,243,256	$—	$(7,111,895)	$—	$26,959,114	$31,090,475

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs	EXCLUSION OF CHANGE IN PENSION VALUE	EXCLUSION OF STOCK AWARDS AND OPTION AWARDS	INCLUSION OF PENSION SERVICE COST	INCLUSION OF EQUITY VALUES	COMPENSATION ACTUALLY PAID TO NON-PEO NEOs

2023	$2,929,921	$(1,000)	$(1,652,279)	$—	$3,828,290	$5,104,932

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

YEAR	YEAR-END FAIR VALUE OF EQUITY AWARDS THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR PEO	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY FOR PEO	VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING YEAR FOR PEO	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR PEO	FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR PEO	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE INCLUDED FOR PEO	TOTAL - INCLUSION OF EQUITY VALUES FOR PEO

2023	$12,642,309	$7,903,590	$—	$6,413,215	$—	$—	$26,959,114

YEAR	AVERAGE YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTS DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR NON-PEO NEOs	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY FOR NON-PEO NEOs	AVERAGE VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING THE YEAR THAT VESTED DURING THE YEAR FOR NON-PEO NEOs	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR NON-PEO NEOs	AVERAGE FAIR VALUE AT LAST DAY OR PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR NON-PEO NEOs	AVERAGE VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE INCLUDED FOR NON-PEO NEOs	TOTAL - AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOs

2023	$2,046,764	$1,401,963	$—	$1,201,430	$(821,867)	$—	$3,828,290

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END TABLE
The following table sets forth information concerning unexercised options, stock awards that have not vested, and equity incentive plan awards for each NEO that were outstanding at the end of 2023.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)(3)	(h)(4)	(i)(3)

Brian D. Chambers		—			64,167	9,511,474	150,989	22,381,099
	9,100	—	37.65	2/5/2024		—		—
Todd W. Fister		—			15,191	2,251,762	27,557	4,084,774
		—				—		—
Kenneth S. Parks		—			—	—	—	—
		—				—		—
Marcio A. Sandri		—			12,408	1,839,238	28,871	4,279,548
		—				—		—
Gunner S. Smith		—			19,513	2,892,412	27,557	4,084,774
		—				—		—
Gina A. Beredo		—			21,660	3,210,662	30,962	4,589,497
		—				—		—
(1)Vested options expire on the tenth anniversary of the grant date.
(2)RSUs granted on February 5, 2020, February 3, 2021, February 2, 2022, and February 1, 2023 generally vest 25% per year over four years. The share amounts include the appointment grant for Mr. Fister on September 15, 2023, and retention grant for Mr. Smith on December 20, 2023. Unless otherwise noted all appointment and retention grants have three-year cliff vesting.
(3)Market value reflects the closing price of the Company’s common stock as of the last trading day of 2023 of $148.23.
(4)Reflects unvested stock-settled PSUs under the long-term incentive plan; 2022 and 2023 ROC and 2022 FCFC are included at maximum funding due to current performance expectations above target funding. 2023 FCFC is shown at target due to current performance expectations falling between threshold and target funding. TSR is shown at maximum for 2022 and 2023 due to funding levels at maximum as of December 31, 2023. Amounts for Ms. Beredo also include unvested 2021 PSUs with actual funding applied; 2021 ROC and TSR are included at maximum funding and FCFC at 156% funding. Ms. Beredo’s 2021 PSUs will distribute in June 2024, upon satisfaction of the time-based vesting requirement.

2023 OPTION EXERCISES AND STOCK VESTED TABLE
The following table sets forth the required information on NEO stock awards that vested and stock options that were exercised during 2023.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)

Brian D. Chambers			104,505	14,015,310
Todd W. Fister			18,640	2,508,249
Kenneth S. Parks			43,878	6,092,126
Marcio A. Sandri (3)	8,000	498,800	19,577	2,668,444
Gunner S. Smith	3,400	245,993	18,900	2,534,465
Gina A. Beredo			984	101,322
(1)Represents the pre-tax value realized on options that were exercised during the fiscal year, computed by multiplying the number of shares acquired upon exercise by the difference between the option’s strike price and the fair market value of Owens Corning common stock at the time of exercise.
(2)Represents the pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired upon vesting by the closing market price of Owens Corning common stock on the vesting date.
(3)Mr. Sandri elected to defer 1,408 shares from the stock awards that vested during the fiscal year. He elected to receive these shares as a lump sum following termination, subject to the requirements of 409A of the Internal Revenue Code.
2023 PENSION BENEFITS TABLE
The following table sets forth the required information regarding pension benefits, as applicable, for the NEOs for 2023.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (1)	PAYMENTS DURING LAST FISCAL YEAR ($)

Brian D. Chambers	Qualified Plan (2)	—	—	—
	Top-Hat Plan (3)	—	—	—
	Total	—	—	—
Todd W. Fister	Qualified Plan (2)	—	—	—
	Top-Hat Plan (3)	—	—	—
	Total	—	—	—
Kenneth S. Parks	Qualified Plan (2)	—	—	—
	Top-Hat Plan (3)	—	—	—
	Total	—	—	—
Marcio A. Sandri	Qualified Plan (2)	9.42	23,000	—
	Top-Hat Plan (3)	9.42	6,000	—
	Total	—	29,000	—
Gunner S. Smith	Qualified Plan (2)	1.08	10,000	—
	Top-Hat Plan (3)	—	—	—
	Total	—	10,000	—
Gina A. Beredo	Qualified Plan (2)	—	—	—
	Top-Hat Plan (3)	—	—	—
	Total	—	—	—
(1)These values are calculated in accordance with requirements of the Accounting Standards Codification No. 715.
(2)Refers to benefits under the Company’s Cash Balance Pension Plan.
(3)Refers to benefits under the Company’s non-qualified Supplemental Plan.

The Company maintains a tax-qualified noncontributory defined benefit cash balance pension plan (the “Cash Balance Plan”) covering certain salaried and hourly employees in the United States, including certain NEOs. Under the Cash Balance Plan, for each year prior to January 1, 2010, eligible employees generally earned a benefit of 4% of such employee’s covered pay. This was referred to under the Cash Balance Plan as a “Pay Credit.” Covered pay was defined generally as base pay and certain annual incentive compensation amounts payable during the year. Effective January 1, 2010, the Cash Balance Plan was amended to eliminate Pay Credit accruals and was closed to new participation. Accrued benefits continue to earn monthly interest based on the average interest rate for five-year United States treasury securities. Employees with an accrued benefit under the Cash Balance Plan vest in that benefit once they have completed three years of service. Vested employees may receive their benefit under the Cash Balance Plan as a lump sum or as a monthly payment when they leave the Company.
Each participating NEO would have been entitled to payment of their vested accrued benefit under the tax-qualified plan in the event of a termination occurring on December 31, 2023, valued as a lump-sum payable as of that date as follows: Mr. Sandri, $23,821, and Mr. Smith, $10,263. Mr. Chambers, Mr. Parks, Mr. Fister, and Ms. Beredo do not participate in the Cash Balance Plan.
In addition to the tax-qualified pension plan, the Company maintains supplemental pension benefits, including the Executive Supplemental Plan that pays eligible employees leaving the Company the difference between the benefits payable under the Company’s tax-qualified pension plan and those benefits that would have been payable except for limitations imposed by the Internal Revenue Code. The Executive Supplemental Plan was amended to eliminate future accruals and was closed to new participation effective January 1, 2010. Some NEOs participate in both the tax-qualified pension plan and the Executive Supplemental Plan.
Mr. Sandri is the only NEO eligible to participate in the Executive Supplemental Plan. Mr. Sandri would have been entitled to payment of his vested accrued benefit under the Executive Supplemental Plan in the event of a termination occurring on December 31, 2023, valued as a lump-sum payable as of that date as follows: Mr. Sandri, $6,038. Mr. Chambers, Mr. Fister, Mr. Parks, Mr. Smith, and Ms. Beredo do not participate in the Executive Supplemental Plan.
NONQUALIFIED DEFERRED COMPENSATION
The Company has established an unfunded Deferred Compensation Plan under which eligible employees, including the NEOs, are permitted to defer some or all of their cash incentive compensation and up to 100% of their base salary. NEOs may defer compensation until their separation from the Company or may designate a set deferral period. They may elect to take their distribution as a lump sum, or installments.
In 2023, the Company provided Company contributions to the accounts of eligible employees, including several of the NEOs, to restore Company contributions and matching contributions that were limited in the 401(k) Plan by the IRS. These contributions are deferred until separation, and NEOs may elect to defer payments for an additional period after separation. They may elect to take their distribution as a lump sum, or installments.
NEOs may choose among mutual funds offered in the 401(k) Plan, as well as Company stock, for hypothetical investment of their account. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or the value of Company stock. This plan is unfunded and unsecured, and all investments are hypothetical.
In addition, under the 2023 Stock Plan, eligible employees, including the NEOs, are permitted to defer some or all of their stock-based compensation beyond vesting. NEOs may defer RSUs and PSUs until their separation from the Company, or may designate a set deferral period. They may elect to take their distribution as a lump sum, or installments. Deferred RSUs and PSUs are not matched by the Company and are settled in shares of Company stock.

2023 NONQUALIFIED DEFERRED COMPENSATION TABLE

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(3)

Brian D. Chambers (4)	195,500	271,561	129,806	(10,000)	1,739,367
Todd W. Fister (5)	196,363	73,429	215,750	—	1,316,438
Kenneth S. Parks	—	39,371	6,726	—	67,967
Marcio A. Sandri (6)	195,017	77,551	1,907,936	—	5,192,376
Gunner S. Smith (7)	49,927	71,429	62,278	—	425,285
Gina A. Beredo (8)	49,201	40,586	25,246	—	138,803
(1)This amount reflects the unfunded Company contribution to each account, to restore 401(k) Plan Company contributions and matching contributions that are limited by the IRS; this amount is included in “All Other Compensation” in the 2023 Summary Compensation Table.
(2)The amounts do not reflect above-market or preferential earnings and are therefore not reported in the 2023 Summary Compensation Table.
(3)The aggregate balance includes the following amounts that were reported in Summary Compensation Tables for each NEO in previous years: Mr. Chambers: $1,142,312; Mr. Fister: $144,762; Mr. Parks: $25,177; Mr. Sandri: $2,111,288; Mr. Smith: $19,117; and Ms. Beredo: $5,000. The aggregate earnings in the last fiscal year and aggregate balance at year end now include deferrals of stock-based compensation, including stock-based deferrals made prior to becoming an NEO.
(4)The amount in the first column reflects the deferral of a portion of Mr. Chambers’ 2023 base salary, which is reflected as “Salary” in the 2023 Summary Compensation Table.
(5)The amount in the first column reflects the deferral of a portion of Mr. Fister’s 2023 base salary ($30,425), which is reflected as “Salary” in the 2023 Summary Compensation Table and 2022 CIP paid in 2023 ($165,938), which is reflected in “Non-Equity Incentive Plan Compensation” in the 2022 Summary Compensation Table.
(6)The amount in the first column reflects the deferral of a portion of Mr. Sandri’s 2023 base salary ($54,728), which is reflected as “Salary” in the 2023 Summary Compensation Table and the deferral of a portion of RSUs that vested in 2023 ($140,289), which are reflected in the 2023 Option Exercises and Stock Vested Table.
(7)The amount in the first column reflects the deferral of a portion of Mr. Smith’s 2023 base salary ($41,796), which is reflected as “Salary” in the 2023 Summary Compensation Table and 2022 CIP paid in 2023 ($8,131), which is reflected in “Non-Equity Incentive Plan Compensation” in the 2022 Summary Compensation Table.
(8)The amount in the first column reflects the deferral of a portion of Ms. Beredo’s 2023 base salary ($42,083), which is reflected as “Salary” in the 2023 Summary Compensation Table and 2022 CIP paid in 2023 ($7,118), which is reflected in “Non-Equity Incentive Plan Compensation” in the 2022 Summary Compensation Table.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The Company has entered into certain agreements and maintains certain plans under which the Company would provide compensation to NEOs in the event of a termination of employment or a change-in-control of the Company. The payment and benefit levels disclosed in the table below are determined under the various triggering events pursuant to these agreements that both define what constitutes the triggering event and provides those payments that would be due upon the occurrence of such events.
Severance agreements have been executed with and are in effect for Messrs. Chambers, Fister, Parks, Sandri, and Smith, and Ms. Beredo that provide, under certain termination scenarios as reflected in the table below, for the payment of an amount equal to two times base salary and annual incentive compensation amounts plus continuation of health insurance coverage for a maximum period of one year. The severance agreements provide for payments upon a change-in-control only if the individual is also terminated for reasons other than cause in connection with the change-in-control. Payments under the severance agreements are made in cash and are paid in the same manner as the regular payroll payments over a 24-month period. Health care coverage provided under the severance agreements is provided in-kind.
The CIP and the PSU awards each contain provisions that require continued employment during the performance period in order to be eligible to receive a payout under the plans, absent a change-in-control. However, for death or disability which occurs during the performance period, the NEO may receive an award for that performance period; and in the case of a qualified retirement which occurs within the performance period the NEO may receive a pro-rated award for that performance period. CIP payments are made in one-time, lump-sum payments of cash following the performance period.
The Stock Plan provides, under certain circumstances as described above, for acceleration of vesting of restricted stock, RSUs, PSUs and option awards. Accelerated vesting of outstanding restricted stock, RSUs, PSUs and option awards may only occur upon death, disability, or a change-in-control. In the case of a qualified retirement, certain RSU shares will continue to vest as if the NEO were still employed. In addition, prior stock option grants provide for two years to exercise the award, but no later than original expiration, in the event of retirement.
The NEOs are entitled, upon or following their termination, to their accrued benefits under the Executive Supplemental Plan and their company contributions to the Deferred Compensation plan, according to their disbursement election. NEOs would also be entitled to the normal vested pension benefits and other vested benefits which are generally available to all salaried employees who terminate employment with the Company under various circumstances.
Upon the occurrence of any triggering event, the payment and benefit levels would be determined under the terms of the agreement. The specific definitions of the triggering events are set forth in detail in the agreements which have been filed as exhibits to prior disclosures. In addition, severance payments are paid contingent upon confidentiality, a mutual release, and an agreement not to compete. Each of the retirement payments of vested accrued benefits or deferred compensation payments that would have occurred upon a termination event described herein are set forth in the narrative to the 2023 Pension Benefits Table and 2023 Non-Qualified Deferred Compensation Table above.

PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE
(Assumes termination or change-in-control as of December 29, 2023)
($ in thousands)

EVENT AND AMOUNTS	BRIAN D. CHAMBERS	TODD W. FISTER	MARCIO A. SANDRI	GUNNER S. SMITH	GINA A. BEREDO

Voluntary Termination
No other payments due	—	—	—	—	—
Retirement
No other payments due	—	—	—	—	—
Involuntary Termination for Cause
No other payments due	—	—	—	—	—
Involuntary Not-For-Cause Termination
CIP	3,360	1,013	957	945	833
Restricted Stock Awards (1)	—	—	—	—	—
Performance Share Units (2)	—	—	—	—	—
Cash Severance	5,760	2,363	2,233	2,205	1,943
Health Care Continuation (3)	15	22	21	22	21
Outplacement Services (3)	18	18	18	18	18
Termination Upon a Change-in-Control
CIP	3,360	1,013	957	945	833
Restricted Stock Awards (1)	9,511	2,252	1,839	2,892	3,211
Performance Share Units (2)	24,475	4,474	4,668	4,474	4,995
Cash Severance	5,760	2,363	2,233	2,205	1,943
Health Care Continuation (3)	15	22	21	22	21
Outplacement Services (3)	18	18	18	18	18
Change-in-Control with No Termination
Restricted Stock Awards (1)	9,511	2,252	1,839	2,892	3,211
Performance Share Units (2)	24,475	4,474	4,668	4,474	4,995
Pre-Retirement Death
CIP	3,360	1,013	957	945	833
Restricted Stock Awards (1)	9,511	2,252	1,839	2,892	3,211
(1)For restricted stock unit awards, vesting is generally incremental over a four-year period and any unvested portion is forfeited upon termination for reasons other than death, disability, or qualified retirements. For the 2020, 2021, and 2022 RSU grants, as of December 29, 2023, Mr. Chambers, and Mr. Sandri are eligible for continued vesting upon a qualified retirement. Vesting on stock awards and appointment/retention awards is otherwise only accelerated in the case of death, disability, or change-in-control. The amounts reflected in the table are calculated based on the closing stock price as of December 29, 2023 of $148.23.
(2)Performance share unit awards are not forfeited upon death or disability, but would vest in full as of the date of death or disability and payout would be determined consistent with performance only at the end of the performance period. The value of awards at the end of the performance period is uncertain and would reflect the performance against the established performance targets. For involuntary termination, voluntary termination, or for termination for cause occurring before vesting, these awards would be forfeited. For the 2022 and 2023 PSU grants as of December 31, 2023, Mr. Chambers, and Mr. Sandri are eligible for pro-rata vesting upon a qualified retirement. Payout of performance share unit awards is otherwise only accelerated in the case of a change-in-control. For this table it is assumed that PSUs would pay out at maximum for a change-in-control, and disclosure is calculated based on the closing stock price as of December 29 2023.
(3)Where eligible for such benefits, the amount includes both health care continuation coverage and/or outplacement services. The value of health care continuation is based on the Company’s net plan cost and the coverage category in which the executive is enrolled; this value assumes that the executive continues to pay the employee portion of the premium. The value of outplacement services assumes the maximum services available under the severance agreement. As a practical matter, the actual value of such services is typically substantially less than the maximum.

2023 NON-MANAGEMENT DIRECTOR COMPENSATION
The following table sets forth the compensation for 2023 of the non-management members of the Board. Employee directors do not receive additional compensation for such service. The narrative that follows the table describes the compensation programs applicable to the non-management directors during 2023.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	TOTAL ($)

Eduardo E. Cordeiro	110,000	165,000	275,000
Adrienne D. Elsner	104,000	156,000	260,000
Alfred E. Festa	—	260,000	260,000
Edward F. Lonergan	—	280,000	280,000
Maryann T. Mannen	114,000	171,000	285,000
Paul E. Martin	104,000	156,000	260,000
W. Howard Morris	104,000	156,000	260,000
Suzanne P. Nimocks	124,000	186,000	310,000
John D. Williams	104,000	156,000	260,000
(1)Includes the cash amount of the annual retainers for service on the Board and in certain Board leadership positions for 2023.
(2)The amounts shown in this column relate to stock granted as the equity component of the directors’ retainers under the Stock Plan. The amounts shown reflect the aggregate grant date fair value with respect to all stock granted during 2023.
NON-EMPLOYEE DIRECTOR COMPENSATION
We have designed our Non-Employee Director Compensation program to: (1) align directors’ interests with the long-term interests of our stockholders; (2) attract and retain outstanding director candidates with diverse backgrounds and experiences; and (3) recognize the substantial time commitment required to serve as a Company director. At least every two years, the Compensation Committee reviews the Company’s Non-Employee Director Compensation program to determine whether it remains consistent with these objectives as well as market median positioning. When making its recommendations, the Compensation Committee considers director compensation levels at the same group of companies used to benchmark the NEOs’ compensation, and takes advice from and reviews data compiled by its independent compensation consultant, Meridian Compensation Partners, LLC. See “Competitive Positioning” on page 34. At its September 2023 Committee meeting, the Committee approved an increase of the annual Board retainer to $280,000, effective January 1, 2024, an increase of $20,000 from 2023.
During 2023, the Company compensated each non-management director pursuant to a standard annual retainer arrangement that does not involve the payment of meeting fees. This arrangement provides for an annual retainer and annual chair retainer as recommended by the Compensation Committee. Each non-management director received an annual Board retainer of $260,000. Each of the Chairs of the Governance and Nominating Committee and the Finance Committee received an additional annual retainer of $15,000. The Chair of the Compensation Committee received an additional annual retainer of $20,000. The Chair of the Audit Committee received an additional annual retainer of $25,000, and the Lead Independent Director received an additional annual retainer in the amount of $35,000. All retainers were paid in a combination of stock and cash based on the director’s election (subject to a minimum 60% stock requirement). Stock compensation for annual retainers may be deferred beyond the distribution date pursuant to a written election executed prior to the start of the year. The annual retainers are otherwise paid on a quarterly basis. Non-management directors receive no perquisites.
Our stock ownership guidelines currently provide that each non-management director must own stock with a value of five times the maximum cash retainer. As of the date of this Proxy Statement, all non-management directors hold stock in excess of the ownership guidelines.
The Company maintains a Deferred Compensation Plan under which non-management directors have been permitted to defer some or all of their cash compensation. Such deferred cash compensation will be credited to an individual account and will accrue gains or losses under notional investment funds available under the plan and as selected by the director (the available fund options include a fund indexed to Company common stock). The Company does not match or make any additional deferred compensation contributions for directors.

EQUITY COMPENSATION PLAN INFORMATION
Information regarding the Company’s equity compensation plans as of December 31, 2023 is as follows:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))(3)
	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	1,688,583	$37.65	3,393,922
Equity compensation plans not approved by security holders	—	—	—
TOTAL	1,688,583	$37.65	3,393,922
(1)Relates to the Owens Corning 2023 Stock Plan, which authorizes the grant of stock options, stock appreciation rights, RSUs, bonus stock awards and PSUs. PSUs are reflected at target.
(2)RSUs and PSUs are not taken into account in the weighted-average exercise price as such awards have no exercise price.
(3)All of these shares may be issued with respect to award vehicles other than just stock options, stock appreciation rights, or other rights to acquire shares.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2024, subject to ratification by our stockholders.
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to respond to appropriate questions presented in advance of the Annual Meeting. The representatives will also have the opportunity to make a statement if they desire to do so.
We are asking our stockholders to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024. Although ratification is not required by our Bylaws or otherwise, the Board has submitted the selection of PricewaterhouseCoopers LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate governance practice. In the event that our stockholders fail to ratify the selection, it will be considered a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion may select a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

RECOMMENDATION REGARDING PROPOSAL 2:

✓	The Board of Directors and the Audit Committee recommend a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.

PROPOSAL 3
APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION
This proposal gives stockholders the opportunity to cast a non-binding advisory vote to approve the compensation of our NEOs by voting for or against the resolution below. This resolution is required pursuant to Section 14A of the Exchange Act. Consistent with the preference expressed by our stockholders, the Company will hold this advisory vote on an annual basis, with the next advisory vote expected to be held at the 2025 Annual Meeting of Stockholders.
In considering your vote, we encourage you to review the Compensation Discussion and Analysis section and the compensation tables and narratives in this Proxy Statement. The Company believes its compensation philosophy and programs are strongly linked to performance and results and appropriately aligned with the interests of stockholders.
•Compensation opportunities are generally competitive with market median practices. Actual compensation levels may exceed target levels to the extent Company and individual performance exceed target level performance. In the event performance is below targeted levels, actual pay levels may be below target levels.
•A significant majority of total compensation is performance-based.
•Executives are appropriately focused on achieving annual financial and operational goals through the Company’s annual Corporate Incentive Plan and on maximizing stockholder value over the long term, through grants of RSUs and PSUs.
Accordingly, the Company is asking stockholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narratives and any related disclosure in the Proxy Statement.”
While our Board of Directors and Compensation Committee intend to consider carefully the stockholder vote resulting from the proposal, the final vote will not be binding and is advisory in nature.
The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote that are present in person or by proxy at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers.

RECOMMENDATION REGARDING PROPOSAL 3:

✓	The Board of Directors recommends that you vote “FOR” approval, on an advisory basis, of the compensation of our named executive officers.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act and SEC regulations require Owens Corning’s directors, certain officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Owens Corning undertakes to file such forms on behalf of our current reporting directors and officers pursuant to a power of attorney given to certain attorneys-in-fact. Reporting directors, officers and greater than ten percent stockholders are also required by the SEC rules to furnish Owens Corning with copies of all Section 16(a) reports they file.
Except as disclosed below, based solely on our review of copies of such reports received and/or written representations from such reporting directors, officers, and greater than ten percent stockholders, Owens Corning believes that all Section 16(a) filing requirements applicable to its reporting directors, officers, and greater than ten percent stockholders were complied with during fiscal year 2023. However, one transaction on the Form 4 filed on September 12, 2023 for Kenneth S. Parks, our former Executive Vice President and Chief Financial Officer, which reported the settlement of PSUs, should have been filed upon the Compensation Committee’s determination on February 1, 2023 regarding the number of PSUs to be awarded based on achievement of the performance metrics associated with the award. Although Mr. Parks did not receive the PSUs until the service-based vesting requirement was met on September 8, 2023, the Form 4 was required to be filed by February 3, 2023.
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
Under SEC rules, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2025 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at Attn: Corporate Secretary, One Owens Corning Parkway, Toledo, Ohio 43659 by November 7, 2024. However, in the event that we hold our 2025 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2024 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. The proposal should be sent to the attention of the Corporate Secretary of the Company.
Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that for nominations of director nominees and/or another item of business to be properly brought before an Annual Meeting of Stockholders, a stockholder must give timely notice of such nomination or other item of business, as well as any other information required by our Bylaws in writing to the Corporate Secretary of the Company at our principal executive offices and such other item of business must otherwise be a proper matter for stockholder action. If you are a stockholder and desire to nominate a director for election or propose an item of business at our 2025 Annual Meeting of Stockholders, you must deliver the notice of your intention to do so:
•not earlier than the close of business on December 19, 2024 and not later than the close of business on January 18, 2025 if the date of the 2025 Annual Meeting is held within 30 days before or 60 days after the first anniversary of this year’s Annual Meeting;
•not earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting and not later than the later of the close of business on the 90th day prior to the date of the 2025 Annual Meeting and the 10th day following the day on which a public announcement of the date of the 2025 Annual Meeting is first made by the Company if the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the date of this year’s Annual Meeting; or
•in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors by January 8, 2025 only with respect to nominees for any new positions created by such increase, not later than the close of business on the 10th day following the day on which such public announcement is made by the Company.
These time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority. If we do not receive timely notice, or if we meet other SEC requirements, the persons named as proxies in the proxy materials relating to the Annual Meeting will use their discretion in voting at the meeting.
As of the date of this Proxy Statement, the Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named as proxies intend to vote the proxies in accordance with their best judgment.

The Chair of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures or take other specific actions to regulate the conduct of the meeting.
Whether or not you plan to attend the Annual Meeting, your vote is important. Please vote on the internet, by telephone or by mail.
If you vote by telephone, the call is toll-free. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
WHY DID I RECEIVE THESE PROXY MATERIALS?
We are providing these proxy materials in connection with the solicitation by the Board on behalf of the Company of proxies to be voted at the Annual Meeting and at any adjournment or postponement thereof. On or about March 7, 2024, we will begin distributing these proxy materials to stockholders.
WHO IS ENTITLED TO VOTE?
Holders of Owens Corning common stock at the close of business on February 20, 2024, the record date for the Annual Meeting, are entitled to receive this Proxy Statement and to vote their shares at the Annual Meeting. As of the record date, there were 86,991,467 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. All stockholders of record or their authorized representatives may vote at the Annual Meeting.
HOW DO I VOTE?
You may vote using one of the following methods:
•vote through the internet at www.proxyvote.com using the instructions included on the proxy card or voting instruction card;
•vote by telephone using the instructions on the proxy card or voting instruction card;
•complete and return a written proxy or voting instruction card;
•smart QR Code; or
•attend and vote at the virtual Annual Meeting at www.virtualshareholdermeeting.com/OC2024.
Your vote is important. Please vote promptly.
WILL MY SHARES BE VOTED IF I DO NOT PROVIDE INSTRUCTIONS TO MY BROKER?
If you are the beneficial owner of shares held in “street name” by a broker, the broker (as the record holder of the shares) is required to vote those shares in accordance with your instructions. If you do not provide instructions, your broker will not be able to vote your shares on “non-discretionary” proposals. The only item at the Annual Meeting that is “discretionary” is ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Accordingly, if you are a beneficial owner, your broker or other holder of record is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm even if the stockholder of record does not receive voting instructions from you.
WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE MY SHARES?
If you are a stockholder of record, you can revoke your proxy before it is exercised by:
•written notice to the Corporate Secretary of the Company;
•timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the internet; or
•voting at the virtual Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other holder of record.
All shares that have been properly voted and not revoked will be voted at the Annual Meeting.
WHY ARE YOU HOLDING A VIRTUAL MEETING?
Our Annual Meeting is being held on a virtual-only basis with no physical location. We have decided to hold the Annual Meeting virtually again this year because hosting a virtual Annual Meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, provides for cost savings to the Company and our stockholders, and reduces the environmental impact of our Annual Meeting. Our goal for the Annual Meeting is to enable the broadest number of stockholders to participate in the meeting, while providing similar access to an in-person meeting. We believe that we are observing best practices for virtual stockholder meetings, including by providing technical assistance and addressing as many stockholder questions as time allows.

HOW CAN I ATTEND THE ANNUAL MEETING?
Our virtual Annual Meeting will be conducted on the internet via webcast. You will be able to participate online by visiting www.virtualshareholdermeeting.com/OC2024. Stockholders will be able to vote their shares electronically during the Annual Meeting.
For admission to the Annual Meeting, you must have been a stockholder at the close of business on February 20, 2024, the record date. Only stockholders who are eligible to vote at the Annual Meeting or their authorized representatives are permitted to attend. You will need the 16-digit control number included on your proxy card or your voting instruction form. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on April 18, 2024. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:30 a.m. Eastern Time.
The virtual Annual Meeting platform is fully supported across browsers (Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
WHAT IF I HAVE TECHNICAL DIFFICULTIES ATTENDING THE ANNUAL MEETING?
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/OC2024 beginning at 8:30 a.m. Eastern Time on April 18, 2024 through the conclusion of the Annual Meeting.
HOW DO I ASK QUESTIONS AT THE ANNUAL MEETING?
Stockholders will have substantially the same opportunities to participate as they would have at an in-person meeting. Stockholders may submit questions prior to the Annual Meeting through the Annual Meeting portal on the internet. All questions must be submitted no later than 11:59 p.m. Eastern Time on April 16, 2024. If you wish to submit a question prior to the Annual Meeting, you may do so by logging into www.proxyvote.com, and selecting the “Submit Questions” option.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted upon) may be answered during the Annual Meeting, subject to time constraints.
Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/OC2024.
WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?
The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present virtually or represented by proxy, is necessary to constitute a quorum.
•Election of Ten Director Nominees
Your proxy will vote for each of the ten nominees unless you specifically vote against any of the nominees or abstain from voting with respect to a director’s election. Director nominees are elected to the Board at the Annual Meeting by a majority of votes cast. Pursuant to our Bylaws, majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. “Votes cast” shall include votes against a director and shall exclude abstentions and broker non-votes with respect to a director’s election. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. We do not know of any nominee for the Board of Directors who would be unable to serve if elected.
•Ratification of the Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm
Although ratification is not required by our Bylaws or otherwise, we are asking our stockholders to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024. The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against this proposal. This proposal is considered a “discretionary” proposal and, as a result, we do not expect broker non-votes on this proposal.
•Approval, on an advisory basis, of our Named Executive Officer Compensation (Say-on-Pay)
The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against this proposal. Broker non-votes are not considered entitled to vote on this proposal and, as a result, broker non-votes will not have any effect on this proposal.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?
At the time this Proxy Statement was filed, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if other matters should be properly presented at the Annual Meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.
WHO WILL TABULATE THE VOTES?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election. Gina A. Beredo has been appointed to serve as an alternate inspector of election in the event Broadridge is unable to serve.
WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?
The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees in person or by telephone, electronic transmission or facsimile transmission, and such persons will not receive additional compensation for their solicitation efforts. We have hired InnisFree M&A Incorporated to assist in the distribution and solicitation of proxies for a fee of $30,000, plus reasonable expenses, for these services.
WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?
We have adopted a procedure approved by the SEC called “householding.” This procedure is designed to reduce the volume of duplicate information received at your household and helps us reduce our printing and mailing costs. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents, unless one or more of these stockholders notifies us otherwise.
Stockholders who participate in householding will continue to receive separate proxy cards.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and Proxy Statement and accompanying documents, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge as indicated above. Broadridge will, upon written or oral request, promptly deliver a separate copy of the Notice of Annual Meeting and Proxy Statement and the accompanying documents to a stockholder at a shared address to which a single copy was delivered.
Beneficial owners can request information about householding from their brokers or other holders of record.

FORWARD-LOOKING STATEMENTS
These proxy materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial markets volatility, and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions, including the planned acquisition of Masonite International Corporation (“Masonite”); climate change, weather conditions and storm activity; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness, including the planned acquisition of Masonite; our liquidity and the availability and cost of credit; our ability to achieve expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees and labor disputes or shortages; our ability to complete and successfully integrate the Masonite acquisition; any material adverse changes in the business of Masonite; the ability to obtain required regulatory, shareholder or other third-party approvals and consents and otherwise complete the Masonite acquisition; our ability to achieve the strategic and other objectives relating to the Masonite acquisition, including any expected synergies, and the strategic review of our global glass reinforcements business; defined benefit plan funding obligations; and factors detailed from time to time in the company’s SEC filings. The Company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of these proxy materials after that date is not intended and should not be construed as updating or confirming such information. Forward-looking and other statements in these proxy materials regarding our GHG reduction plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current and forward-looking GHG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future.

OWENS CORNING WORLD HEADQUARTERS
ONE OWENS CORNING PARKWAY
TOLEDO, OHIO, U.S.A. 43659

THE PINK PANTHER™ & © 1964–2024 Metro-Goldwyn-Mayer Studios Inc. All Rights Reserved. © 2024 Owens Corning. All Rights Reserved.

SCAN TO
VIEW MATERIALS & VOTE

OWENS CORNING
ONE OWENS CORNING PARKWAY
TOLEDO, OH 43659

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. ET on April 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. ET on April 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27116-P01689

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OWENS CORNING

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Brian D. Chambers	☐	☐	☐
1b. Eduardo E. Cordeiro	☐	☐	☐
1c. Adrienne D. Elsner	☐	☐	☐
1d. Alfred E. Festa	☐	☐	☐
1e. Edward F. Lonergan	☐	☐	☐
1f. Maryann T. Mannen	☐	☐	☐
1g. Paul E. Martin	☐	☐	☐
1h. W. Howard Morris	☐	☐	☐
1i. Suzanne P. Nimocks	☐	☐	☐
1j. John D. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.	☐	☐	☐
3. To approve, on an advisory basis, our named executive officer compensation.	☐	☐	☐

NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V27117-P01689

OWENS CORNING
Annual Meeting of Stockholders
April 18, 2024, 9:00 AM ET
This proxy is solicited by the Board of Directors

As to the undersigned's stockholdings: The undersigned hereby appoints Gina A. Beredo as proxy, with full power of substitution, to represent and vote as designated on the reverse side all the shares of Common Stock of Owens Corning held of record by the undersigned on February 20, 2024, at the Annual Meeting of Stockholders of Owens Corning to be held virtually at www.virtualshareholdermeeting.com/OC2024 on April 18, 2024, at 9:00 AM ET, or any adjournment or postponement thereof.

This proxy when properly executed and timely received prior to the Annual Meeting will be voted in the manner directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR each of the ten director nominees in Proposal 1, and FOR Proposals 2, and 3.** Whether or not direction is made, each of the proxies is authorized to vote in his or her discretion on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side